Exhibit 10.17

STANDARD FORM OFFICE LEASE

This. Standard Form Office Lease (“Lease”), dated for reference purposes only as of JULY 31, 2021, is entered into by and between GZI First North 1, LLC, a Delaware limited liability company (“Landlord”), and Eargo, Inc., a Delaware corporation (“Tenant”).

ARTICLE I

BASIC LEASE

PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Address of Landlord:

a.	Notices:

GZI First North 1, LLC
c/o Borelli Investment Company
2051 Junction Avenue, Suite 100
San Jose, CA 95131
Attention: Lee Jatta or Buddy R. Parsons

with a copy to:

GZI First North 1, LLC
Attention: Ming Lin

	b.	Rent Payments:	2665 N First St, Suite 206
San Jose, CA 95134

By check, payable to GZI First North 1, LLC
Delivered to:
Borelli Investment Company
Attention: Jing Zhao, Accounting
2051 Junction Avenue, Suite 100
San Jose, CA 95131

2.		Premises Address:	At the Premises

3.		Address of Tenant:	2665 North First St, SUITE 300, San Jose, CA 95134

2665 North First St., SUITE 200, San Jose, CA 95134

4.	Tenant’s Trade Name: Eargo, Inc.

5.	Tenant’s Contact: Christy LaPierre

6.	Premises Square Footage: Approximately 25,417 rentable square feet (Suite 200) and 3,736 rentable square feet (Suite 300) and Approximately 1,000 rentable square feet (Suite 112)

Building Square Footage:     Approximately 130,723 rentable square feet

7.	Commencement Date: January 1, 2022.

8.	Term: NINETY (90) MONTHS with two (2) extension options of sixty (60) months each subject to Section 3.8 of this Lease.

9.	Monthly Rent: Subject to Section 4.1 hereof; commencing on Commencement Date, the Monthly Rent payable by Tenant under the Lease during the Term shall be as follows:

SUITE 112:

Months	Monthly Rent (Per Square Foot)
00-90	$0.00

SUITE 200:

Months	Monthly Rent (Per Square Foot)
00 - 02	$0.00
03 - 14	$3.40
15 - 16	$0.00
17 - 28	$3.51
29 - 30	$0.00
31 – 42	$3.62
43 – 54	$3.73
55 – 66	$3.85
67 – 78	$3.97
79 - 90	$4.09

SUITE 300:

Months	Monthly Rent (Per Square Foot)
00 - 02	$0.00
03 - 14	$3.55
15 - 16	$0.00
17 - 28	$3.66
29 - 30	$0.00
31 – 42	$3.77
43 – 54	$3.88
55 – 66	$4.00
67 – 78	$4.12
79 - 90	$4.24

10.	Security Deposit: $123,048.00 (One full month of Monthly Rent based on the Rent for last month of the Term).

11.

Permitted Uses: General office purposes consistent with a first-class office building, research and development labs, and manufacturing, all in accordance with Applicable Laws and Restrictions (as hereafter defined) and pursuant to approvals to be obtained by Tenant from all relevant City, County and other required governmental agencies and authorities.

12.	Broker: CBRE, Inc. (Donald Lonsinger, Tom Taylor, David Fukuda, and Matthew Taylor) is representing Landlord

JLL (Conor Flannery and Joe Long) is representing Tenant

13.	Landlord’s Architect: As designated by Landlord from time to time

14.	Guarantor: N/A

15.

Vehicle Parking Spaces: The Building has 403 parking stalls, which shall be apportioned on a prorata basis. All parking will be first come first serve and at no additional charge for the Term. Tenant’s prorata number of parking spaces is SEVENTY EIGHT (78) unreserved, unassigned vehicle parking spaces (“Unreserved Spaces”), which shall be provided subject to Section 10.7 of this Lease.

16.	Tenant’s Share: 22.58%

17.	Project Costs Expense Base: Project Costs for the 2022 calendar year

18.	Tax Expense Base: Real Property Taxes for the 2022 calendar year

19.

Expansion Rights. Tenant shall have the First Right of Offer on any available space in the Building that is listed on the market subject to Section 22.4 of this Lease. Tenant shall have a Right of First Refusal on Suite 202 subject to Section 22.5 of this Lease.

Exhibits: Exhibits A (Diagram of Premises), B (Commencement Date Memorandum), C (Rules and Regulations), and D (Work Letter).

ARTICLE II

DEFINITIONS

1.	Certain Definitions. The capitalized terms set forth below, unless the context clearly requires otherwise, shall have the following meanings in this Lease.

“Additional Rent” means any and all sums (whether or not specifically called “Additional Rent” in this Lease), other than Monthly Rent, which Tenant is or becomes obligated to pay to Landlord under this Lease. See also Rent.

“Alterations” means any alterations, decorations, modifications, additions or improvements made in, on, about, under or contiguous to the Premises (or relating to Tenant’s use thereof) by or for the benefit of Tenant (other than the Tenant Improvements), including, but not limited to, telecommunications and data cabling and wiring, lighting, HVAC and electrical fixtures, pipes and conduits, transfer, storage and disposal facilities, partitions, drapery, wall coverings, shelves, cabinetwork and carpeting.

“Applicable Laws” is defined in Section 5.2.

‘‘Applicable Rate” means the lesser of ten percent (10%) per annum or four percent (4%) in excess of the discount rate of the Federal Reserve Bank of San Francisco in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Applicable Rate imposition; provided, however, the Applicable Rate shall in no event exceed the maximum interest rate permitted to be charged by Applicable Laws.

“Broker” means, collectively, the person(s) or entity(ies) identified in Item 12 of the Basic Lease Provisions.

“Building” means that certain building within which the Premises are located.

“Business Day” is a day which is not a Saturday, a Sunday, or a state or federal holiday in the state where the Building is located.

“Casualty” is defined in Section 12.1.

“CC&R’s” means any declaration of covenants, conditions and restrictions (or similar instrument), if any, applicable to all or any part of the Property and recorded in the Official Records of the County, as the same may be amended from time to time.

“City” means the city in which the Premises are located.

“Commencement Date” means the commencement date of the Term, described in Section 3.2.

“Common Area” is defined in Section 3.1.

“County” means the county in which the Premises are located.

“Event of Default” means the Tenant defaults described in Section 15.1.

“Excess Project Costs” is defined in Section 7.1.

“Excess Real Property Taxes” is defined in Section 7.1.

“Guarantor’’ means the person(s) or entity identified in Item 14 of the Basic Lease Provisions, if any.

“HVAC” means the heating, ventilating and air conditioning system serving the Building.

“Hazardous Materials” is defined in Article VI.

“Landlord’s Agents” means Landlord’s agents, representatives, property managers (whether as agents or independent contractors), consultants, contractors, investment managers, partners, managers, members, subsidiaries, affiliates, directors, officers and employees.

“Landlord’s Architect” means the architect or architectural firm from time to time designated by Landlord to perform the function of Landlord’s Architect set forth in this Lease.

“Lease” means this instrument together with all exhibits, amendments, addenda and riders attached hereto and made a part hereof.

“Monthly Rent” means the monthly rental which Tenant is to pay to Landlord pursuant to Section 4.1, as the same may be adjusted from time to time as set forth in this Lease. See also Rent.

“Mortgage” means any mortgage, deed of trust, or similar lien now or hereafter affecting the Property or any portion thereof, and any renewal, modification, consolidation, replacement and/or extension thereof.

“Mortgagee” means any mortgagee, beneficiary or lender under any Mortgage now or hereafter affecting the Property or any portion thereof.

“Notice” means each and every notice, communication, request, demand, reply or advice, or duplicate thereof, in this Lease provided or permitted to be given, made or accepted by either party to the other party, which shall be in writing and given in accordance with the provisions of Section 21.6.

“Operating Expenses” means, collectively, Project Costs and Real Property Taxes.

“Premises” means the premises shown in Exhibit A, and all areas appurtenant thereto, if any, for the exclusive use of Tenant, as shown in Exhibit A. The Premises are located within and constitute a portion of the Building at the address set forth in Item 2 of the Basic Lease Provisions.

“Premises Square Footage” means (a) the entire area included within the Premises, being the area bounded by the inside surface of any exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding the Premises, the inside surface of the exterior of all walls separating the Premises from any public corridors or such other public areas on such floor, and the centerline of all walls separating the Premises from other areas leased or to be leased to other tenants on such floor; and (b) an amount equal to Tenant’s Share of the lobby areas, corridors, restrooms, mechanical rooms, janitorial rooms, electrical rooms and telephone closets in the Building. The Premises Square Footage as of the execution of this Lease is set forth in Item 6 of the Basic Lease Provisions.

“Property” is defined in Section 3.1.

“Project Costs” is defined in Section 7.3.

“Project Costs Expense Base” means the allowance for Project Costs that Landlord will credit to Tenant’s Share of Project Costs under Article VII, which allowance amount is set forth under Item 17 of the Basic Lease Provisions.

“Real Property Taxes” is defined in Section 7.4.

“Rent” means Monthly Rent and Additional Rent, collectively.

“Restrictions” means, collectively, the CC&Rs and any other covenants, conditions or restrictions affecting the Premises or any portion thereof, as the same may be amended from time to lime.

“Rules and Regulations” means, collectively, the rules and regulations attached hereto as Exhibit C and any modifications thereto promulgated by Landlord or Landlord’s Agents from time to time, and such rules and regulations promulgated by the Restrictions.

“Security Deposit” means the amount set forth in Item 10 of the Basic Lease Provisions, which shall be paid to Landlord by Tenant pursuant to Section 4.6.

“Substantial Completion” and “Substantially Completed” mean, with respect to repair of the Premises following a Casualty or any other repairs or works of construction to be performed by Landlord, that such work or repairs have been fully completed except for minor details of construction, mechanical adjustments or decoration which do not materially interfere with Tenant’s use and enjoyment of the Premises (items normally referred to as “punch list” items).

“Tax Expense Base” means the allowance for Real Property Taxes that Landlord will credit to Tenant’s Share of Real Property Taxes under Article VII, which allowance amount is set forth under Item 18 of the Basic Lease Provisions.

“Tenant Delays” means any and all delays due to the fault of Tenant, including, without limitation, Tenant’s failure to deliver to Landlord, concurrently with Tenant’s execution of this Lease, executed copies of policies of insurance or certificates thereof as required under Section 11.8 and the Security Deposit and Monthly Rent for the first month such Monthly Rent is due hereunder. “Tenant Delays” shall not include any delay caused by Landlord’s failure to promptly give approvals or consents, or take any other action with respect to Tenant’s Improvements, as set forth in the Work Letter, or any Unavoidable Delay.

“Tenant Improvements” means those certain improvements to be constructed on the Premises as provided in the Work Letter.

“Tenant’s Agents” means Tenant’s agents, representatives, consultants, contractors, affiliates, subsidiaries, officers, directors, employees, subtenants, guests, visitors and invitees.

“Tenant’s Personal Property” means Tenant’s removable trade fixtures, furniture, equipment and other personal property located in or on the Premises.

“Tenant’s Share” is defined in Section 7.2.

“Term” means the term of this Lease, as provided in Section 3.2.

“Unavoidable Delay” means any delays which are beyond a party’s reasonable control, including, but not limited to, delays due to inclement weather, strikes, acts of God, inability to obtain labor or materials, inability to secure governmental approvals or permits, governmental restrictions, civil commotion, fire, earthquake, explosion, flood, hurricane, the elements, or the public enemy, action or interference of governmental authorities or agents, war, invasion, insurrection, rebellion, riots, lockouts or any other cause whether similar or dissimilar to the foregoing which is beyond a party’s reasonable control; provided however, that in no event shall any of the foregoing ever apply with respect to the payment of any monetary obligation.

“Work Letter’’ means the work letter between Landlord and Tenant regarding the construction of the Tenant Improvements in the form of Exhibit D attached hereto.

2.	Other Definitions. Terms defined elsewhere in this Lease, unless the context clearly requires otherwise, shall have the meaning as there given.

ARTICLE III

PREMISES AND TERM

1.

Lease of Premises. Subject to and upon the terms and conditions set forth herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord. The Premises are part of that certain office building commonly known as 2665 North First Street, San Jose, California, 95134 (“Building”). The Building is located on a parcel of land owned by Landlord (which parcel and all improvements located thereon from time to time, including, without limitation, the Building, driveways, landscaping and hardscaping, are referred to herein as the “Property”).

Tenant shall have the non-exclusive right to use the Common Area in common with other tenants in the Building. The term “Common Area” as used in this Lease shall mean those interior common areas of the Building (including, without limitation, common entrances, lobbies, corridors, stairways and stairwells, public restrooms and elevators) and exterior common areas of the Property (including, without limitation, the surface parking areas, vehicle lanes, driveways, sidewalks, walkways and similar areas) that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, tenants of the Building (and other authorized users) and their respective agents, employees, suppliers, shippers, customers and invitees.

2.

Term and Commencement. Unless sooner terminated as provided herein, the Term of this Lease shall be for that period of years and/or months set forth in Item 8 of the Basic Lease Provisions, and shall commence on the date set forth in Item 7 of the Basic Lease Provisions (the “Commencement Date”). When the actual Commencement Date has occurred, Tenant shall execute a Commencement Date Memorandum in the form shown in Exhibit B (the “Commencement Date Memorandum”) as provided by Landlord within five (5) business days after Landlord’s request therefore. Tenant’s failure to execute the Commencement Date Memorandum within said five (5) business day period shall, at Landlord’s option, constitute Tenant’s acknowledgment of the truth of the facts contained in the Commencement Date Memorandum delivered by Landlord to Tenant.

3.

Early Entry. If Tenant is in compliance with all of the terms of this Lease, including but not limited to insurance provisions, Tenant, commencing upon the date of this Lease, shall have the right to enter upon the Premises for the purpose of commencing its Tenant Improvements and installing its FF&E (“Early Entry”). Subject to the penultimate sentence in Section 3.6, Tenant’s Early Entry shall constitute Tenant’s acceptance of the Premises in AS-IS condition for all purposes. During any Early Entry, Tenant shall be bound by all terms of the Lease, except for the payment of Monthly Rent and Additional Rent.

4.

Delay in Possession. If Landlord cannot deliver possession of the Premises to Tenant on or before the Commencement Date or any other date for any reason, Landlord shall not be subject to any liability therefor, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder, but in such case, Tenant shall not be obligated to pay Monthly Rent or Additional Rent other than as provided in Section 3.5 until possession of the Premises has been delivered to Tenant (which date shall then be deemed the Commencement Date for all purposes under this Lease). Tenant understands that, notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to deliver possession of the Premises to Tenant for so long as Tenant fails to deliver to Landlord executed copies of policies of insurance or certificates thereof as required under Section 11.8. Notwithstanding the foregoing, if Landlord has not delivered the Premises to Tenant on or before February 1, 2022, Tenant shall have the right to terminate this Lease by written notice to Landlord, in which event this Lease shall terminate, Landlord and Tenant shall have no further obligations to one another, and Landlord shall promptly return to Tenant all monies previously paid by Tenant to Landlord hereunder.

5.

Tenant Delays. The Commencement Date shall not be delayed or postponed due to Tenant Delays, and the Term, Tenant’s obligations to pay Rent and all of Tenant’s other obligations under this Lease shall commence upon the date which would have been the Commencement Date but for Tenant Delays.

6.

“AS-IS” Condition of Premises. Subject to the penultimate sentence in this Section, Tenant shall accept the Premises from the Landlord in its “AS-IS” condition and Tenant acknowledges and agrees that Landlord has no obligation to improve alter or remodel the in any manner whatsoever. The taking of possession or use of the Premises by Tenant for any purpose shall conclusively establish that Tenant has inspected the Premises and accepts them as being in good and sanitary order, condition and repair; provided, however, that Tenant shall have thirty (30) days following the Commencement Date to notify Landlord of any deficiencies in the structure or operating systems of the Building and Premises, and Landlord shall promptly cure any such deficiencies at its sole costs and expense. Landlord hereby informs Tenant that the Building and the Project have not undergone an inspection by a person certified pursuant to Section 4459.2 of the California Government Code (a Certified Access Specialist).

7.

No Representations. Tenant acknowledges that neither Landlord nor any of Landlord’s Agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business, including, but not limited to, any representations or warranties regarding zoning or other land use matters, or for any other purpose, and that neither Landlord nor any of Landlord’s Agents has agreed to undertake any alterations or additions or construct any tenant improvements to the Premises except as expressly provided in this Lease.

8.	Renewal Options. Tenant shall have two successive options to extend the Term of this Lease for an additional five years (60 months) each upon the following terms:

(a)

Each such option may be exercised by Tenant only by written notice of exercise to Landlord no earlier than nine (9) months and no later than six (6) months prior to the expiration of the then-effective Term.

(b)

Upon such exercise, the parties shall be obligated under all the terms and conditions of this Lease through the extended Term, except that Monthly Rent during the extension of the Term shall be equal to the fair market rent for the Premises.

(c)

Within 20 days of Tenant’s notice of exercise, Landlord shall propose a fair market Monthly Rent for the extended Term. The parties shall negotiate in good faith, but if they are unable to agree upon such Monthly Rent by 30 days after the delivery of Landlord’s proposal, then either party may elect to cause such Monthly Rent to be determined by reference to the appraised fair market rent. Such election shall be made by such party by notice to the other party, including in such notice the designation of an appraiser. The other party may accept such appraiser or designate another appraiser within 10 days of such notice. If it does not designate another appraiser in such period, it shall be deemed to have accepted the first appraiser. If a second appraiser is designated, the two appraisers shall promptly appoint a third appraiser.

(d)

Each appraiser shall determine the fair market rent for the Premises for the extended Term by reference to all factors deemed appropriate in his or her professional opinion, and notify the parties within 30 days of the date of appointment of the last appraiser of such fair market rent. The Monthly Rent for the extended Term shall be calculated by reference to the fair market monthly rent determined by the single appraiser or, if there are three appraisers, the mean average of the two closest fair market monthly rents. There shall be no pre-set floor or ceiling on the appraisers’ determination of Monthly Rent.

(e)

All appraisers under this appraisal provision shall be independent certified professional appraisers with at least five years’ experience appraising office properties/business park complexes in the North San Jose area. If there are three appraisers, each party shall pay for the cost of its designated appraiser and 50% of the cost of the third appraiser. If there is only one appraiser, each party shall pay 50% of the cost of such appraiser.

(f)

Tenant may not exercise its option to renew the Term if at the time of exercise an Event of Default has occurred and is continuing under this Lease. If an Event of Default has occurred and is continuing at the commencement of the extended Term, Landlord may, in addition to its other remedies under this Lease, elect to terminate such extension by notice in writing to Tenant, whereupon the Term shall expire without any such extension.

(g)	The renewal options are personal to Tenant and are not transferable via assignment of the Lease or otherwise, except to a Permitted Transferee.

9.	Intentionally Omitted.

ARTICLE IV

RENT AND ADJUSTMENTS

1.

Monthly Rent. From and after the Commencement Date, Tenant shall pay to Landlord, for each calendar month of the Term, the Monthly Rent set forth in Item 9 of the Basic Lease Provisions. Monthly Rent shall be due and payable to Landlord in lawful money of the United States, in advance, on the first (1st) day of each calendar month of the Term, without abatement, deduction, claim or offset (except as expressly set forth in this Lease), and without prior Notice, invoice or demand, at Landlord’s address for payment of Rent set forth in Item 1 of the Basic Lease Provisions or at such place as Landlord may from time to time designate. Tenant’s payment of Monthly Rent for the first (1st) month of the Term for which Monthly Rent is payable shall be delivered to Landlord concurrently with Tenant’s execution of this Lease.

2.

Additional Rent. All Additional Rent shall be due and payable to Landlord in lawful money of the United States, at Landlord’s address for payment of Rent set forth in Item 1 of the Basic Lease Provisions or at such other place as Landlord may from time to time designate, without abatement, deduction, claim or offset (except as expressly set forth in this Lease), within ten (10 business days of receipt of Landlord’s invoice or statement for same, or, if this Lease provides another time for the payment of certain items of Additional Rent, then at such other time. Notwithstanding the foregoing, Additional Rent for Tenant’s Share of Operating Expenses shall be payable on the first (1st) day of each calendar month of the Term in which such payments are due, without abatement, deduction, claim or offset.

3.

Prorations. If the Commencement Date is not the first (1st) day of a month, or if the expiration of the Term of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which the Term commences or expires, as applicable.

4.

Application of Payments. Landlord shall have the right to apply payments received from Tenant under this Lease to any sums past or currently due under this Lease, whether Monthly Rent, Additional Rent or otherwise, in such order and in such amounts as Landlord, in its sole discretion, may elect, regardless of any designation of such payments by Tenant to the contrary.

5.

Late Payment Charges. Tenant acknowledges that late payment by Tenant to Landlord of Rent under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult or impracticable to determine. Such costs include, but are not limited to, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any Mortgage, and late charges and penalties that may be imposed due to late payment of Real Property Taxes. Therefore, if any installment of Monthly Rent or any payment of Additional Rent due from Tenant is not received by Landlord in good funds by the second (2nd) calendar day from the applicable due date, Tenant shall pay to Landlord an additional sum equal to three percent (3%) of the amount overdue as a late charge for every month or portion thereof that such amount remains unpaid. The parties acknowledge that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of any late Rent and late charge therefor shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other Event of Default under this Lease. In no event shall this provision for a late charge be deemed to grant Tenant a grace period or extension of time within which to pay Rent or prevent Landlord from exercising any of the other rights and remedies available to Landlord for any Event of Default under this Lease. Notwithstanding the foregoing, should any payment of Rent by personal check be rejected for insufficient funds, Landlord shall have the right, upon Notice to Tenant, to require that all future payments by Tenant under this Lease be by cashier’s check acceptable to Landlord. Notice is hereby given to Tenant that the acceptance of partial· Rent by Landlord shall not constitute a waiver by Landlord of any rights, including, without limitation, the right of Landlord to recover possession of the Premises and/or sue for the remaining balance owed. The foregoing Notice shall be deemed to constitute Notice to Tenant as required under California Code of Civil Procedure Section 1161.1(c).

6.

Security Deposit. Concurrently with its execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Item 10 of the Basic Lease Provisions (“Security Deposit”) as security for the full and faithful performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment or prepayment of Rent or a measure or limit of Landlord’s damages upon a default or an Event of Default. Any such application of the Security Deposit is not and shall never be dependent upon an Event of Default. Without waiver of any rights Landlord may have under this Lease or at law or in equity, Landlord may from time to time apply all or a portion of the Security Deposit as is necessary for the following purposes: (i) to remedy any Event of Default by Tenant in the payment of Rent, (ii) to repair damage to the Premises caused by Tenant, (iii) to clean the Premises upon the expiration or sooner termination of this Lease, and/or (iv) to the payment of any other amount which Landlord may spend or become obligated to spend by reason of an Event of Default and/or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of an Event of Default, to the fullest extent permitted by law (including, without limitation, on account of damages owing to Landlord under Section 15.3 below), and, in this regard, Tenant hereby expressly waives any restriction on the uses to which the Security Deposit may be put contained in Section 1950.7 of the California Civil Code and any present or future laws otherwise governing the uses to which the Security Deposit may be put. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to any interest on the Security Deposit. The unused portion of the Security Deposit, if any, shall be returned to Tenant within thirty (30) days of the expiration of this Lease or any sooner termination of this Lease, so long as Tenant has vacated the Premises in the manner required by this Lease and paid all sums required to be paid under this Lease, provided however that Landlord may retain the Security Deposit until such time as any amounts of Additional Rent due from Tenant have been determined and paid in full (and Tenant hereby expressly waives the provisions of Section 1950.7 of the California Civil Code and any present or future laws otherwise governing the return of the Security Deposit to Tenant to the extent of reasonably anticipated Additional Rent retained by Landlord pursuant to this sentence). If this Lease is terminated following an Event of Default, any unapplied portion of the Security Deposit may be held by Landlord and applied against future rent damages (and, the unapplied portion of the Security Deposit, if any, remaining following such application shall be returned to Tenant within fifteen (15) days after final determination of all damages due Landlord, and, in this respect, the provisions of California Civil Code Section 1950.7 are hereby expressly waived by Tenant).

ARTICLE V

USE

1.

Tenant’s Use. Tenant shall use the Premises solely for the purposes set forth in Item 11 of the Basic Lease Provisions and shall use the Premises for no other purpose. Tenant’s use of the Premises shall be subject to all of the terms and conditions of this Lease, including, but not limited to, all the provisions of this Article V. Tenant, at Tenant’s sole cost and expense, shall procure, maintain and make available for Landlord’s inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant’s permitted use of the Premises. At Landlord’s request, Tenant shall deliver copies of all such approvals, licenses and permits to Landlord.

5.2 Compliance with Applicable Laws. Throughout the Term, Tenant, at Tenant’s sole cost and expense, shall comply with, and shall not use the Premises, Building Property or Common Area, or suffer or permit anything to be done in or about the same which will in any way conflict with, (i) any and all present and future laws, statutes, zoning restrictions, ordinances, orders, regulations, directions, rules and requirements of all governmental or private authorities having jurisdiction over all or any part of the Property or Premises (including, but not limited to, state, municipal, county and federal governments and their departments, bureaus, boards and officials) pertaining to Tenant’s use or occupancy of the Premises, (ii) any and all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in Article VI), waste disposal, air emissions and other environmental or health and safety matters, zoning, land use and utility availability, which impose any duty upon Tenant directly or with respect to the use or occupation of the Property or any portion thereof, (iii) the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, Building or Property or any portion thereof, (iv) any covenants, conditions, easements or restrictions, including, but not limited to, the Restrictions, now or hereafter affecting or encumbering the Building or the Property, or any portion thereof, regardless of when they become effective, and (v) the Rules and Regulations (collectively, (i) through (v) above are hereinafter referred to as “Applicable Laws”). Tenant shall not commit any waste of the Premises, Building or Property, or any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of the Building or any occupant of nearby property. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Premises, Building or Property, or place or permit to be placed any harmful liquids in the drainage systems, and Tenant shall not dump or store, or permit to be placed or stored, any inventory, waste materials, refuse or other materials or allow any such materials to remain outside the Building proper, except in designated enclosed trash areas. Tenant shall not conduct or permit any auctions, sheriff’s sales or other like activities at the Property or any portion thereof. For the avoidance of doubt it is specifically agreed that Tenant shall have no obligation to comply with any laws of general applicability to the Property or relating to any structural component of the Building, unless such compliance is required because of Tenant’s particular use of the Premises.

1.

Restrictions. Tenant agrees that this Lease is subject and subordinate to the Restrictions, as the same may now or hereafter exist, and that it will execute and deliver to Landlord within ten (10) business days of Landlord’s request therefor, any further documentation or instruments which Landlord deems necessary or desirable to evidence or effect such subordination. Without limiting the provisions of Section 5.2, Tenant shall throughout the Term timely comply with all of the terms, provisions, conditions and restrictions of the Restrictions which pertain to, restrict or affect the Premises or Tenant’s use thereof, or Tenant’s use of any other area of the Property or Building permitted hereunder, including the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions of the Restrictions. Tenant shall hold Landlord, Landlord’s Agents and the Premises harmless and shall indemnify, protect and defend Landlord and Landlord’s Agents from and against any loss, expense, damage, attorneys’ fees and costs or liability arising out of or in connection with the failure of Tenant to so perform or comply with the Restrictions. Tenant agrees that it will subordinate this Lease to any other covenants, conditions and restrictions and any reciprocal easement agreements or any similar agreements which Landlord may hereafter record against the Premises and to any amendment or modification to any of the existing Restrictions, provided that such subordination does not unreasonably interfere with Tenant’s use and enjoyment of the Premises or impose any material limitations or costs on Tenant.

2.

Landlord’s Right of Entry. Landlord and Landlord’s Agents shall have the right to enter the Premises at all reasonable times upon twenty four (24) hours’ Notice to Tenant (except for emergencies or to provide janitorial services, in which case no Notice shall be required) to inspect the Premises, to take samples and conduct environmental investigations, to post notices of non-responsibility and similar notices and signs indicating the availability of the Premises for sale, to show the Premises to interested parties such as prospective lenders and purchasers, to perform Landlord’s obligations under this Lease, to perform Tenant’s obligations as permitted herein when Tenant has failed to do so to exercise Landlord’s rights under this Lease and, at any reasonable time after one hundred eighty (180) days prior to the expiration of the Term, to place upon the Premises reasonable signs indicating the availability of the Premises for lease and to show the Premises to prospective tenants, all without being deemed to have caused an eviction of Tenant and without any liability to Tenant or abatement of Rent. The above rights are subject to reasonable security regulations of Tenant, and in exercising its rights set forth herein, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business. Landlord shall at all times have the right to retain a key which unlocks all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord and Landlord’s Agents shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency to obtain entry to the Premises, and any entry to the Premises so obtained by Landlord or Landlord’s Agents shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.

5.5 Energy Disclosure Regulations. Tenant acknowledges that Landlord may, from time to time, be required to disclose certain information concerning the Building’s energy use pursuant to California Public Resources Code Section 25402.10 and the regulations promulgated pursuant thereto (collectively, together with any future law or regulation regarding disclosure of energy efficiency data with respect to the Building, “Energy Disclosure Regulations”). Tenant shall cooperate with Landlord with respect to any disclosure and/or reporting requirements pursuant to any Energy Disclosure Regulations. Without limiting the generality of the foregoing, Tenant shall, within ten (10) business days following request from Landlord, disclose to Landlord all information requested by Landlord in connection with the Energy Disclosure Regulations, including, but not limited to, the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant’s name, the number of employees working within the Premises, the operating hours for Tenant’s business in the Premises, and the type and number of equipment operated by Tenant in the Premises. Tenant acknowledges that this information shall be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, the California Energy Commission (and other governmental entities having jurisdiction with respect to the Energy Disclosure Regulations), and any third parties to whom Landlord is required to make the disclosures pursuant to the Energy Disclosure Regulations. Tenant agrees that neither Landlord nor any Mortgagee shall be liable for any loss, cost, damage, expense or liability related to Landlord’s disclosure of such information provided by Tenant. In addition, Tenant represents to Landlord that any and all information provided by Tenant to Landlord pursuant to this Section 5.5 shall be, to the best of Tenant’s knowledge, true and correct in all material respects.

ARTICLE VI

HAZARDOUS MATERIALS

Tenant, at its sole cost and expense, shall comply and shall cause Tenant’s Agents to comply with all laws, ordinances, regulations, and standards regulating or controlling hazardous wastes or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq., the Hazardous Material Transportation Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq.; the Carpenter-Presley-Tanner Hazardous Substance Account Act, Health and Safety Code Section 25300, et seq.; the Underground Storage of Hazardous Substance Act, Health and Safety Section 25280, et seq.; the Safe Drinking Water and Toxic Enforcement Act of 1986 (Health and Safety Code Section 25249.5, et seq.); and the Hazardous Waste Control Law, Health and Safety Code Section 25100, et seq. (the “Environmental Laws”). Tenant hereby indemnifies and at all times shall indemnify and hold harmless the Landlord, the Landlord’s Agents and any successors to the Landlord’s interest in the chain of title to the Property, their respective Landlord’s Agents, and agents from and against any and all claims, suits, demands, response costs, contribution costs, liabilities, losses, or damages, directly or indirectly arising out of the existence, use, generation, manufacture, storage, transportation, release, threatened release, or disposal of Hazardous Materials (defined below) in, on, or under the Property or in the groundwater under the Property and the migration or transportation of Hazardous Materials to or from the Property or the groundwater underlying the Property caused by Tenant or Tenant’s Agents. This indemnity extends lo the costs incurred by Landlord or its successors to reasonably repair, clean up, dispose of, or remove such Hazardous Materials in order to comply with the Environmental Laws, provided Landlord gives Tenant not less than thirty (30) days advance written Notice of its intention to incur such costs. Tenant’s obligations pursuant to the foregoing indemnification and hold harmless agreement shall survive the expiration or sooner termination of this Lease. Tenant’s Agents shall not use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about the Property unless Tenant shall have received Landlord’s prior written consent therefor, which Landlord may withhold or revoke at any time in its reasonable discretion, and shall not cause or permit the release or disposal of Hazardous Materials from the Property except in compliance with applicable Environmental Laws. Tenant shall not permit any person, including, without limitation, Tenant’s Agents to use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about the Property or transport Hazardous Materials from the Property unless Tenant shall have received Landlord’s prior written consent therefor, which Landlord may withhold or revoke at any time in its reasonable discretion and shall not cause or permit the release or disposal of Hazardous Materials. Tenant shall promptly deliver written Notice to Landlord if it obtains knowledge sufficient to infer that Hazardous Materials are located on the Property that are not in compliance with applicable Environmental Laws or if any third party, including, without limitation, any governmental agency, claims a significant disposal of Hazardous Materials occurred on the Property or is being or has been released from the Property, or any such party gives Notice of its intention to declare the Property to be Border Zone Property (as defined in Section 25117.4 of the California Health and Safety Code). If Landlord has reasonable cause to believe that Tenant is in breach of its obligations under this paragraph, then, upon reasonable written request of Landlord, Tenant, through its professional engineers, shall thoroughly investigate such suspected Hazardous Materials contamination of the Property and, if such Hazardous Materials contamination exists and was caused by Tenant or any Tenant Agent, Tenant, using duly licensed and insured contractors, shall promptly commence and diligently complete the removal, repair, clean-up, and detoxification of any Hazardous Materials from the Property as may be required by applicable Environmental Laws.

Notwithstanding anything to the contrary in this Lease, nothing herein shall prevent Tenant from using materials other than Hazardous Materials on the Premises as would be used in the ordinary course of the Tenant’s business as contemplated by this Lease. Tenant warrants and represents to Landlord that Tenant does not in the course of the Tenant’s current business use Hazardous Materials. If, during the Term, Tenant contemplates utilizing Hazardous Materials (or subleases/assigns this Lease to a subtenant or assignee who utilizes Hazardous Materials), Tenant shall obtain prior written approval from Landlord. Landlord, at its option, may cause an engineer selected by Landlord, to review (a) the Tenant’s operations including materials used, generated, stored, disposed, and manufactured in the Tenant’s business, and (b) the Tenant’s compliance with terms of this Article VI. Tenant shall provide the engineer with such information reasonably requested by the engineer to complete the review. The first such review may occur prior to or shortly following the Commencement Date. Thereafter, such review shall not occur more frequently than once each year unless cause exists for some other review schedule. The fees and costs of the engineer shall be paid by Landlord, unless such review discloses violations of this paragraph by Tenant, in which case such fees and costs shall be paid promptly by Tenant to Landlord upon receipt of written Notice of such fees and costs.

Notwithstanding anything to the contrary in this Lease, Tenant shall not be liable for the acts of persons other than Tenant and Tenant’s Agents with respect to Hazardous Materials, nor shall Tenant be liable for contamination that existed at the Premises, the Building or the Property prior to the Commencement Date or for contamination emanating from neighboring land. Landlord shall defend, indemnify, and hold Tenant harmless from any and all costs and penalties arising in connection with Hazardous Materials that exist in, on or about the Premises, the Building and the Property on the Commencement Date or that are released by Landlord or any Landlord Agent. Landlord’s obligations under this paragraph shall survive the expiration or earlier termination of this Lease.

“Hazardous Materials” means any hazardous waste or hazardous substance as defined in any federal, state, county, municipal, or local statute, ordinance, rule, or regulation applicable to the Property, including, without limitation, the Environmental Laws. “Hazardous Materials” shall also include asbestos or asbestos-containing materials, radon gas, petroleum or petroleum fractions, urea formaldehyde foam insulation, transformers containing levels of polychlorinated biphenyls greater than 50 parts per million, and chemicals known to cause cancer or reproductive toxicity, whether or not defined as a hazardous waste or hazardous substance in any such statute, ordinance, rule, or regulation.

ARTICLE VII

OPERATING EXPENSES; TAXES; UTILITIES

1.

Tenant to Bear Tenant’s Share of Operating Expenses. Tenant shall pay to Landlord, as an item of Additional Rent, Tenant’s Share (as defined in Section 7.2) of (i) Project Costs in excess of the Project Costs Expense Base (“Excess Project Costs”), and (ii) Real Property Taxes in excess of the Tax Expense Base (“Excess Real Property Taxes”). Prior to the Commencement Date and thereafter prior to the commencement of each of Landlord’s fiscal years during the Term, Landlord shall give Tenant a written estimate of Tenant’s Share of Excess Project Costs and Excess Real Property Taxes for the ensuing fiscal year or partial fiscal year, as the case may be. Commencing on January 1, 2023 and continuing thereafter throughout the Term, Tenant shall pay, as an item of Additional Rent, such estimated amount in equal monthly installments, in advance, on or before the first (1st) day of each calendar month. If Landlord has not furnished its written estimate by the time set forth above, Tenant shall pay monthly installments of Excess Project Costs and Excess Real Property Taxes at the rate established for the prior fiscal year, if any; provided that when the new estimate is delivered to Tenant, Tenant shall at the next monthly payment date pay Landlord any accrued deficiency based on the new estimate, or Landlord shall credit any accrued overpayment based on such estimate toward Tenant’s next installment payment hereunder. Within ninety (90) days after the end of each fiscal year, Landlord shall furnish Tenant a statement (“Annual Statement’’) showing in reasonable detail Tenant’s Share of the actual Excess Project Costs and Excess Real Property Taxes incurred for the period in question; provided, however, with respect to the fiscal year during which this Lease expires or sooner terminates, rather than wait until after the determination of actual Operating Expenses for such fiscal year to furnish Tenant with an Annual Statement for said fiscal year, Landlord may, at its election, provide Tenant with an Annual Statement for such fiscal year prior to the end of such fiscal year based on estimated (not actual) Operating Expenses for such fiscal year, as determined by Landlord, which Annual Statement shall be subject to further adjustment or reconciliation once actual Operating Expenses are determined for such fiscal year. If Tenant’s estimated payments are less than Tenant’s Share of actual Operating Excess Project Costs and Excess Real Property Taxes as shown by the applicable Annual Statement, Tenant shall pay the difference to Landlord within thirty (30) days thereafter. If Tenant shall have overpaid Landlord, Landlord shall credit such overpayment toward Tenant’s next installment payment hereunder. When the Annual Statement is furnished to Tenant for the fiscal year in which this Lease expires or sooner terminates, Tenant shall, even if this Lease has expired or sooner terminated, pay to Landlord within thirty (30) days after Notice the excess of Tenant’s Share of the actual Excess Project Costs and Excess Real Property Taxes set forth in such Annual Statement over the estimate of Tenant’s Share of such Excess Project Costs and Excess Real Property Taxes paid by Tenant. Conversely, any overpayment shall be rebated by Landlord to Tenant within such thirty (30)-day period. If this Lease expires or sooner terminates on a day other than the last day of a fiscal year, Tenant’s Share of Excess Project Costs and Excess Real Property Taxes for such partial fiscal year shall be calculated over the entire twelve-month fiscal year, but shall be prorated on the basis by which the number of days from the commencement of such fiscal year to and including the expiration or sooner termination of this Lease bears to 365. If Landlord shall determine at any time that the estimate of Tenant’s Share of Excess Project Costs and Excess Real Property Taxes for the current fiscal year is or will become inadequate to meet Tenant’s Share of all such Operating Expenses for any reason, Landlord may, at its election, determine the approximate amount of such inadequacy and issue a supplemental estimate as to Tenant’s Share of such Operating Expenses, and Tenant shall pay any increase as reflected by such supplemental estimate. Landlord shall keep or cause to be kept separate and complete books of accounting covering all Operating Expenses and showing the method of calculating Tenant’s Share of Excess Project Costs and Excess Real Property Taxes, and shall preserve for at least two (2) years after the close of each fiscal year all material documents evidencing said Operating Expenses for that fiscal year. Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Section 7.1 shall not constitute a waiver of its right to require Tenant to pay Tenant’s Share of Excess Project Costs and Excess Real Property Taxes pursuant hereto. If the Building is not 100% occupied during any fiscal year, as determined by Landlord, then Operating Expenses shall be computed by Landlord for such fiscal year as if the Building had been 100% occupied during such fiscal year.

2.

Definition of Tenant’s Share. The term “Tenant’s Share” means that portion of an Operating Expense determined by multiplying the cost of such item by a fraction, the numerator of which is the Premises Square Footage and the denominator of which is the total square footage of the floor area of the Building or the Property, depending on the nature of the Operating Expense to be charged, as of the date on which the computation is made. A determination of Tenant’s Share for various Operating Expenses for the Building is set forth in Item 16 of the Basic Lease Provisions. Tenant acknowledges that the total square footage of the Building or Property may change from time to time, and that Tenant’s Share under any or all of the foregoing categories of Operating Expenses may vary accordingly, effective on the first day of the month after each such change occurs. A determination of Tenant’s Share and Building square footage as of the date hereof is set forth in Items 16 and 6, respectively, of the Basic Lease Provisions.

3.

Definition of Project Costs. The term “Project Costs” means all costs and expenses incurred by Landlord or Landlord’s Agents in connection with the operation of the Building, including, but not limited to, the following: repair and maintenance of the roof, structural frame, foundation and exterior walls of the Building, periodic painting of the Building, periodic cleaning of the exterior windows of the Building, landscaping services, outside pest control, normal maintenance and repair of the HVAC through maintenance contracts or otherwise, sweeping, maintenance services, repairs to and replacement of asphalt paving, bumpers, striping, light bulbs, light standards, monument and directional signs and lighting systems, perimeter walls, retaining walls, sidewalks, planters, landscaping and sprinkler system in planting area, any and all assessments levied against the Building pursuant to the Restrictions, water, electrical and other utility services not supplied directly to a tenant, removal of trash, rubbish and other refuse from the Building, cleaning of and replacement of signs of the Building not reimbursed directly by a tenant, including re-lamping and repairs made as required; repair, operation and maintenance of the Common Area, including, but not limited to, removal of any obstructions not reasonably required for the Common Area uses, prohibition and removal of the sale or display of merchandise or the storing of materials and/or equipment in the Common Area, and payment of all electrical, water and other utility charges or fees for services furnished to the Common Area; obtaining and maintaining public liability, property damage and other forms of insurance which Landlord may or is required to maintain in connection with the Building (including the payment of any deductibles thereunder); costs incurred in connection with compliance of Applicable Laws, including, without limitation, any Applicable Laws or changes in Applicable Laws regarding Hazardous Materials; establishment of reasonable reserves for replacements and/or repair of Common Area improvements, equipment and supplies; employment of such personnel as Landlord may deem reasonably necessary, if any, to police the Common Area and facilities; the cost of any capital improvements (other than tenant improvements for specific tenants) made by or on behalf of Landlord to the Building or Common Area to the extent of the amortized amount thereof the useful life of such capital improvements calculated at a market cost of funds, as reasonably determined by Landlord, for each year of the applicable amortization period during the Term; depreciation of machinery and equipment used in connection with the maintenance and operation of the Common Area for which a reasonable reserve has not been established as herein provided; employment of personnel used in connection with any of the foregoing, including, but not limited to, payment or provision for unemployment insurance, worker’s compensation insurance and other employee costs; the cost of bookkeeping, accounting and auditing and legal services provided in connection with any of the foregoing; the cost of any tax, insurance or other consultant utilized in connection with the Property; and any other items reasonably necessary from time to time to properly repair, replace, maintain and operate the Property or Building. Project Costs shall also include a management fee to cover Landlord’s management, overhead and administrative expenses; provided, however, if Landlord elects to delegate its duties hereunder to a professional property manager, then Project Costs shall not include any management fee to Landlord but under such circumstances any amounts paid to the professional property manager shall be added to and deemed a part of Project Costs (provided, however, that in no event shall the management fee paid directly to Landlord or Landlord’s property manager exceed four percent (4%) of gross rents for the Building). If Landlord elects to perform any maintenance or repair herein described in conjunction with properties other than the Property, and if a common maintenance contractor is contracted with for such purpose, the contract amount allocable to the Property, as reasonably determined by Landlord, shall be added to and deemed a part of Project Costs hereunder, subject to the limitation in the previous sentence. Project Costs shall also include any costs, expenses and other charges levied or charged against Landlord and/or the Property by under the Restrictions. Increases in Project Costs by reason of a disproportionate impact by Tenant thereon (for example, and not by way of limitation, increases in costs of trash collection because of Tenant’s excessive generation of trash or increases in costs of Common Area maintenance because of Tenant’s unpermitted storage of inventory or materials in the Common Area), in Landlord’s reasonable judgment, may be billed by Landlord, as an item of Additional Rent, directly to Tenant. .Notwithstanding the foregoing, Operating Expenses shall not include: (i) the cost of capital improvements or other capital expenditures to the Project unless such capital costs or expenditures are made to (a) reduce the normal annual operating costs of the Project, or (b) comply with applicable laws, statutes, rules, regulations or ordinances enacted or promulgated by any governmental authority after the Commencement Date, (ii) costs incurred in the leasing of any portion of the Project, including brokerage fees, marketing costs and tenant improvement costs, (iii) depreciation and amortization, (iv) interest and principal payments on mortgages and other debt costs, (v) costs for which Landlord is reimbursed by insurance, warranty, or any tenant or other third party, (vi) costs associated with the operation of the business of the entity that constitutes Landlord (as distinguished from the costs of operation of the Building and the Property, (vii) ground rents, (viii) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors in connection with this Lease, (ix) costs to correct any construction defect in the Building or to remedy any violation of any covenant, condition, restriction, or law that exists as of the Commencement Date, (x) costs incurred to comply with laws relating to removal or remediation of Hazardous Materials from the Building or the Property and any costs of fines or penalties related thereto, in each case to the extent not brought onto the Premises, the Building or the Property by Tenant, (xi) legal fees and accountants’ fees incurred in connection with disputes with tenants or associated with the enforcement of the terms of any leases with tenants, (xii) capital cost occasioned by casualties or condemnation, (xiii) any bad debt loss, rent loss or reserved for bad debt or rent loss not used in the same year; (xiv) the wages of any employee who does not devote substantially all of his or her employed time at the Property unless such wages and benefits are prorated to reflect time spent on operating and managing the Property versus time spent on unrelated matters; (xv) costs incurred due to the violation by Landlord or any other tenant of the Building or the terms of a Lease; or (xvi) costs incurred in connection with the construction of any additional buildings or structures on the Property.

4.

Definition of Real Property Taxes. The term “Real Property Taxes” means any form of tax, assessment, charge, license, fee, rent tax, levy, penalty (if a result of Tenant’s delinquency), real property or other tax Rent payable under this Lease by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement district or other district or division thereof, whether such tax or any portion thereof (i) is determined by the area of the Property or any part thereof or the Rent payable under this Lease by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of the Rent due under this Lease, (ii) is levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes with respect to the Property or any part thereof whether or not now customary or within the contemplation of Landlord or Tenant, or (iii) is based upon any legal or equitable interest of Landlord in the Property or any part thereof. Notwithstanding the foregoing, “Real Property Taxes” shall not include (i) any excess profits tax, franchise tax, capital stock tax, estate or inheritance tax, federal or state income tax, or any other tax applicable to Landlord’s net income (as opposed to rents or other income attributable to operations of the Property), (ii) any tax penalties, interest or late charges incurred as a result of Landlord’s failure to make timely payment of Real Property Taxes, or (iii) assessments in excess of the amounts which would be payable if such assessment expense were paid in installments over the longest permitted term.

5.

Tax on Improvements. Tenant shall, at Landlord’s election, be directly responsible for and shall pay the full amount of any increase in Real Property Taxes attributable to the Tenant improvements and any other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, which payment shall be made by Tenant to Landlord within thirty (30) days following Landlord’s written demand therefor from time to time.

6.

Utilities and Services. Provided that no Event of Default has occurred and is continuing, Landlord agrees to furnish to the Premises (a) during reasonable hours of generally recognized Business Days, as established by Landlord from time to time (“Building standard hours”; currently Monday through Friday (excluding Holidays (as defined below)), 7:30 a.m. to 6:00 p.m.), subject to the conditions and in accordance with the standards set forth in the Rules and Regulations, as may be amended in writing by Landlord from time to time during the Term of this Lease and delivered to Tenant, reasonable quantities of electric current for normal lighting and fractional horsepower office machines, water for lavatory and drinking purposes, heat and air conditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises, and to the extent provided in the Building only, elevator service by non-attended automatic elevators, and (b) janitorial service, five (5) days per week (excluding Holidays), at such times as determined by Landlord from time to time. Except as otherwise provided herein, the cost of all such utilities and services shall be included within the definition of Project Costs, and shall be paid by Tenant in the manner set forth in Section 7.1. Landlord shall not be liable for, and Tenant shall not be entitled to terminate this Lease or to any abatement or reduction of Rent by reason of Landlord’s failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, Unavoidable Delay or by any other cause, except to the extent due to the negligence or willful misconduct of Landlord or any Landlord Party or a violation of Landlord’s obligations under this Lease. In addition, Landlord may install separate meter(s) for the Premises, at Tenant’s sole expense, and Tenant thereafter shall pay all charges of the metered service. If such utilities and services (including, without limitation, HVAC service) are requested by Tenant during hours other than the Building standard hours, Landlord shall use reasonable efforts to furnish such utilities and services upon reasonable Notice from Tenant, and Tenant shall pay Landlord’s charges for such utilities and services therefor on demand as Additional Rent (after-hours HVAC services are charged by Landlord on a per hour basis; Landlord’s current charge for after-hours HVAC services is $60 per hour but is variable according to several factors, but may be provided to Tenant upon request from time to time, provided that such charge is subject to adjustment by Landlord from time to time). If Tenant is using more than commercial reasonable quantities of electric current tor other utilities relative with other tenants in the Building, Landlord may directly apportion such over usage charges to Tenant in Landlord’s reasonable discretion. Tenant shall cooperate with any present or future government conservation requirements and with any conservation practices established by Landlord. If there is any failure, stoppage or interruption of any services provided hereunder, Landlord shall use reasonable diligence to resume services promptly. Subject to the entry requirements in Section 5.4, Landlord shall at all times have free access to all mechanical installations of the Building and Premises, including, but not limited to, air conditioning equipment and vents, fans, ventilating and machine rooms and electrical closets. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure in the delivery of utilities to the Building or the Property due to any cause whatsoever, and Rent shall not abate as a result thereof. Tenant shall be solely responsible for securing telecommunications services to the Premises, all at its sole cost and expense, and Landlord shall have no responsibility therefor. For purposes of this Lease, “Holidays” means those days recognized by any federal, state or local governmental agency as a holiday which Landlord, in its sole discretion, designates from time to time as “Holidays” for purposes of this Lease, such designation being subject to change from time to time.

7.

Books and Records. Within one hundred twenty (120) days after receiving any Annual Statement (the “Review Notice Period”), Tenant may give Landlord Notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Operating Expenses and/or Real Property Taxes for the calendar year to which such Annual Statement applies, and the records of Landlord relating thereto. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed commercially reasonable confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. Within sixty (60) days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Annual Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any calendar year. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Annual Statement. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California and its fees shall not be contingent, in whole or in part, upon the outcome of the review. No such audit may be performed by any person or entity who, within the last five (5) years, has performed any review or audit of Operating Expenses for any tenant in any part of the Property. Tenant shall be responsible for all costs of such review (subject to Tenant’s reimbursement right set forth below). The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within thirty (30) days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such thirty-day period. Notwithstanding any contrary provision hereof, Tenant may not give any notice hereunder, examine Landlord’s records or dispute any Statement if an Event of Default is then existing. If, for any calendar year, Landlord and Tenant determine that the sum of Tenant’s Share of the Components is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment against Rent then or next due hereunder, or shall pay Landlord the amount of its underpayment with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of Tenant’s overpayment (less any Rent due), or Tenant shall pay Landlord the amount of Tenant’s underpayment, within thirty (30) days after such determination. Further, in the event that such examination reveals that Tenant was over-charged by more than five percent (5%) of aggregate Operating Expenses, then Landlord shall also promptly reimburse Tenant for the actual cost of performing the audit. Tenant agrees that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Expenses or Taxes payable by Tenant shall be as set forth in this Section 7.8 and Tenant waives any and all other rights to inspect such books and records and/or to contest the amount of Operating Expenses payable by Tenant. As a condition precedent to Tenant’s exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 7.8, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article VII in accordance with the Annual Statement.

ARTICLE VIII

ALTERATIONS

1.

Permitted Alterations. Tenant shall not make or permit any Alterations without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, in no event shall any Alterations (i) affect the exterior of the Building or the outside areas of the Property or the Building (or be visible from adjoining sites), (ii) affect or penetrate any of the structural portions of the Building, including, but not limited to, the roof, (iii) require any change to the basic floor plan of the Premises, any change to the structural or mechanical components of the Premises, or any governmental approval or permit as a prerequisite to the construction thereof, (iv) interfere in any manner with the proper functioning of or Landlord’s access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (v) diminish the value of the Premises. All Alterations shall be constructed pursuant to plans and specifications previously provided to and, when applicable, approved in writing by Landlord, shall be installed by a licensed contractor at Tenant’s sole expense in compliance with all Applicable Laws, and shall be accomplished in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date and in accordance with the provisions of Section 22.1 below. No Hazardous Materials, including, but not limited to, asbestos or asbestos-containing materials, shall be used by Tenant or Tenant’s Agents in the construction or installation of any Alterations permitted hereunder. All Alterations made by Tenant shall be and become the property of Landlord upon the construction or installation thereof and shall not be deemed Tenant’s Personal Property; provided, however, that Landlord may, at its option and by notice delivered to Tenant at the time of Landlord’s approval, require that Tenant, upon the expiration or sooner termination of this Lease, at Tenant’s expense, remove any or all Alterations and return the Premises to its condition as of the Commencement Date, normal wear and tear excepted. Notwithstanding any other provisions of this Lease to the contrary, Tenant shall be solely responsible for the maintenance, repair and replacement of any and all Alterations made by or for the benefit of Tenant (including, without limitation, by Landlord for the benefit of Tenant). In addition, Tenant shall be responsible for the payment of any increase in Real Property Taxes that are attributable to any Alterations, which payment shall be made by Tenant to Landlord within ten (10) days following Landlord’s written demand therefor from time to time. Notwithstanding anything to the contrary in this Section 8.1, Tenant, without Landlord’s consent, may make minor Alterations to the Premises which do not affect the Building’s structure or operating systems and that do not cost more than $50,000.00 per project; provided however, Tenant shall provide notice no less than ten (10) business days’ notice of such Alterations.

2.

Trade Fixtures; Taxes. Tenant shall, at its own expense, provide, install and maintain in good condition all of Tenant’s Personal Property required in the conduct of its business in the Premises. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Term, including, without limitation any Alterations and Tenant’s Personal Property. Upon request by Landlord, Tenant shall promptly furnish Landlord with satisfactory evidence of these payments.

3.

Mechanics’ Liens. Tenant shall give Landlord Notice of Tenant’s intention to perform any work on the Premises which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a notice of non-responsibility or other notice Landlord deems proper prior to the commencement of any such work. Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against the Property or the Building or any portion thereof or against Tenant’s leasehold interest in the Premises. If Tenant fails to cause the release of record of any lien(s) filed against the Property or the Building or any portion thereof or its leasehold estate in the Premises by payment or posting of a proper bond within ten (10) business days from the date of the lien filing(s), then Landlord may, at Tenant’s expense, cause such lien(s) to be released by any means Landlord deems proper, including, but not limited to, payment of or defense against the claim giving rise to the lien(s). All sums reasonably disbursed, deposited or incurred by Landlord in connection with the release of the lien(s), including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

4.

Alterations by Landlord. Landlord reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises if required to do so by any Applicable Laws) and the fixtures and equipment thereof, as well as in or to the street entrances, walls, passages, and stairways thereof, or to change the name by which the Building or the Property is commonly known, as Landlord may deem necessary or desirable. Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any Applicable Laws in connection with the Premises, and nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care of the Building or any part thereof other than as otherwise especially provided in this Lease.

ARTICLE IX

MAINTENANCE AND REPAIR

1.

Landlord’s Maintenance and Repair Obligations. Landlord shall, subject to Article XII and Article XIII, maintain in good condition and repair the roof, exterior walls and foundation of the Building, provide normal maintenance services for the HVAC serving the Building through maintenance contracts or otherwise, and paint the exterior of the Building and clean the exterior windows of the Building as and when such painting or window cleaning, as the case may be, becomes necessary in Landlord’s reasonable discretion. Landlord shall also provide maintenance and repair services to the electrical, plumbing, and mechanical systems serving the Building, the Common Areas and the Premises. Landlord shall not be required to make any repairs unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. The cost of any maintenance and repairs on the part of Landlord provided for in this Section 9.1 shall be considered part of Project Costs, except that repairs which Landlord deems arise out of any act or omission of Tenant or Tenant’s Agents shall be made at the expense of Tenant. Landlord’s obligation to so repair and maintain the Premises shall be limited to the cost of effecting such repair and maintenance and in no event shall Landlord be liable for any costs or expenses in excess of said amounts, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant.

2.

Tenant’s Maintenance and Repair Obligations. Tenant shall at all times during the Term of this Lease, at Tenant’s sole cost and expense, clean, keep, maintain, repair and make necessary improvements to, the Premises and every portion thereof and all improvements therein or thereto, in good and sanitary order and condition to the reasonable satisfaction of Landlord and in compliance with all Applicable Laws, usual wear and tear excepted. The performance of such obligations shall be subject to the requirements of Section 22.1 below. Any damage or deterioration of the Premises shall not be deemed usual wear and tear if the same could have been prevented by good maintenance practices by Tenant. Tenant’s repair and maintenance obligations herein shall include, but are not limited to, all necessary maintenance and repairs to all portions of the Premises, and all exterior entrances to the Premises, all glass, windows, window casements, show window moldings, partitions, doors, doorjambs, door closures, hardware, fixtures, electrical lighting and outlets, plumbing fixtures, interior walls, floors, ceilings, skylights, fans and exhaust equipment, and fire extinguisher equipment and life safety and other systems to the extent located within the Premises. As part of its maintenance obligations hereunder, Tenant shall, at Landlord’s request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for, or on behalf of Tenant. Landlord may impose reasonable restrictions and requirements with respect to repairs by Tenant, which repairs shall be at least equal in quality to the original work, and the provisions of Section 8.3 above shall apply to all such repairs. Tenant’s obligation to repair includes the obligation to replace, as necessary, regardless of whether the benefit of such replacement extends beyond the Term. Notwithstanding the foregoing, Landlord shall have the right (but not the obligation), upon Notice to Tenant, to undertake the responsibility for maintenance and repair of automatic fire extinguisher equipment, such as sprinkler systems and alarms, and other obligations of Tenant hereunder which Landlord deems appropriate to undertake that affect the Building as a whole, in which event the cost thereof shall be included as part of Project Costs and paid by Tenant in the manner set forth in Section 7.1. Landlord has no obligation to construct, remodel, improve, repair, decorate or paint the Premises or any improvement on or part of the Premises. Tenant shall pay for the cost of all repairs to the Premises not required to be made by Landlord and shall be responsible for any redecorating, remodeling, alteration, painting and carpet cleaning other than routine vacuuming during the Term. Tenant shall not permit or authorize any person to go onto the roof of the Building without the prior written consent of Landlord.

3.

Waiver. Tenant hereby waives all rights provided for by the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any present or future laws regarding Tenant’s right to make repairs at the expense of Landlord or to terminate this Lease because of the condition of the Premises.

4.

Self-Help. If Tenant refuses or fails to repair and maintain the Premises as required hereunder within fifteen (15) business days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance (or such shorter time as may be required in the event of an emergency), Landlord may enter upon the Premises and make such repairs or perform such maintenance without liability to Tenant for any loss or damage that may accrue to Tenant or its merchandise, fixtures or other property or to Tenant’s business by reason thereof. All sums reasonably disbursed, deposited or incurred by Landlord in connection with such repairs or maintenance shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest at the Applicable Rate on such aggregate amount from the date of such demand until paid by Tenant.

ARTICLE X

COMMON AREA AND PARKING

1.

Grant of Nonexclusive Common Area License and Right. Subject to the provisions of Section 10.7 and Exhibit C, Landlord hereby grants to Tenant and its permitted subtenants a non-exclusive license and right ,in common with Landlord and all persons, firms and entities conducting business in the Building and their respective agents, employees, guests, customers, invitees and subtenants, to use the Common Area for vehicular parking, for pedestrian and vehicular ingress, egress and travel, and for such other purposes and for doing such other things as may be provided for, authorized and/or permitted by this Lease and the Restrictions, such nonexclusive license and right to be appurtenant to Tenant’s leasehold estate created by this Lease. The nonexclusive license and right granted pursuant to the provisions of this Article X shall be subject to the provisions of the Restrictions, which pertain in any way to the Common Area covered by such Restrictions, and the provisions of this Lease.

2.

Use of Common Area. Notwithstanding anything to the contrary herein, Tenant and its successors, assigns, employees, agents and invitees shall use the Common Area only for the purposes permitted hereby and by the Restrictions and the Rules and Regulations. All uses permitted within the Common Area shall be undertaken in such reasonable manner so as not to interfere with the primary use of the Common Area which is to provide parking and vehicular and pedestrian access throughout the Common Area within the Building or Property and to adjacent public streets for Landlord, Landlord’s Agents, and its tenants, subtenants, contractors and all persons, firms and entities conducting business within the Property and their respective agents, employees, guests, customers and invitees. In no event shall Tenant erect, install, or place, or cause to be erected, installed, or placed any structure, building, trailer, fence, wall, signs or other obstructions on the Common Area, and Tenant shall not store or sell any merchandise, equipment or materials on the Common Area.

3.

Control of Common Area. Subject to provisions of the Restrictions, all Common Area and all improvements located from time to time within the Common Area shall at all times be subject to the exclusive control and management of the Landlord. Without in any way limiting the foregoing, Landlord shall have the right to construct, maintain and operate lighting facilities and other improvements within the Common Area; to police the Common Area from time to time; to change the area, level, location and arrangement of the parking areas and other improvements within the Common Area; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); to close all or any portion of the Common Area or improvements therein to such extent as may, in the opinion of counsel for Landlord, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily all or any portion of the Common Area and/or the improvements thereon (including, without limitation, in connection with any repairs, maintenance and renovations thereof), provided such closure does not unreasonably impact Tenant’s parking rights or access to the Building or the Premises; to discourage noncustomer parking; and to do and perform such other acts in and to said Common Area and improvements thereon as, in the use of good business judgment, Landlord shall determine to be advisable. Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area as Landlord may deem appropriate, and Tenant agrees to comply with (and cause its agents, employees, guests, customers, invitees and subtenants to comply with) any such rules and regulations so promulgated by Landlord. In the event Landlord elects or is required by any Applicable Law to limit or control parking within the Common Area, by validation of parking tickets or any other method, Tenant agrees to participate in such validation or other program under such reasonable rules and regulations as are from time to time established by Landlord.

4.

Maintenance of Common Area. Subject to the provisions of the Restrictions, Landlord shall operate and maintain (or cause to be operated and maintained) the Common Area in a similar condition to comparable office building projects located in the general vicinity of the Property, in such manner as Landlord in its reasonable discretion shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ or cause to be employed all personnel and to make or cause to be made all rules and regulations pertaining to or necessary for the proper operation and maintenance of the Common Area and the improvements located thereon. The cost of such maintenance of the Common Area shall be included as part of Project Costs. Tenant shall not use any part of the Common Area for the storage of any items, including, without limitation, vehicles, materials, inventory and equipment. Tenant shall place all trash and other refuse in designated receptacles. Tenant shall not perform or permit any work of any kind in the Common Area, including, but not limited to, painting, drying, cleaning, repairing, manufacturing, assembling, cutting, merchandising or displaying.

5.	Intentionally Omitted.

6.

Landlord’s Reserved Rights. Landlord reserves the right to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises or outside the Premises, change the boundary lines of the Property and install, use, maintain, repair, alter or relocate, expand and replace any Common Area; provided, however, Landlord shall not unreasonably interfere with Tenant’s use of the Premises or reduce Tenant’s parking. Such rights of Landlord shall include, but are not limited to, designating from time to time certain portions of the Common Area as exclusively for the benefit of certain tenants in the Property or the Building (and Tenant shall not be permitted to use any portions so designated by Landlord).

7.

Parking. Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 15 of the Basic Lease Provisions. In no event shall such number of vehicle parking spaces be reduced during the Term. The Unreserved Spaces shall be unreserved and unassigned, on those portions of the Common Area designated by Landlord from time to time for unreserved and unassigned parking. Tenant shall not use more parking spaces than such numbers. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Parking within the Common Area shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Area. There shall be no overnight parking of any vehicles of any kind. If Tenant commits, permits or allows a violation of any of the terms and conditions of this Lease relating to the use of the Common Area or the rules then in effect with respect thereto, or if a vehicle is being operated by Tenant or its agents, employees, guests, customers, invitees or subtenants in a manner that Landlord or its designated agent reasonably determines is a danger to the health and safety of persons on or about the Project, then Landlord, through its designated agent, shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved from the Project and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. In the event of a permanent reduction of the parking stalls available to Tenant by 15 or less stalls, for a reason such as eminent domain or other issue beyond Landlord’s control, Landlord shall reduce the rent by the market value of alternative parking (within two blocks of the Property), and if 16 or more stalls are rendered permanently unavailable, Tenant shall have the right to terminate this Lease upon ninety (90) days advance notice to Landlord; provided however in either event, if Landlord provides notice to Tenant that the same number of alternative stalls for parking within a two block radius have been made available for Tenant’s use at Landlord’s expense, Tenant shall not be entitled to any remedy under this Section 10.7

1.

ARTICEXI

INDEMNITY AND INSURANCE

1.

Indemnification. Subject to the terms and provisions of Section 11.11 hereof, Tenant hereby agrees to defend (with attorneys acceptable to Landlord), indemnify, protect and hold harmless Landlord and Landlord’s Agents and any successors to all or any portion of Landlord’s interest in the Premises and their directors, officers, partners, managers, members, employees, authorized agents, representatives, affiliates and Mortgagees (collectively, the “Landlord Parties”), from and against any and all damage, loss, claim, liability and expense, including, but not limited to, actual attorneys’ fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgment brought by or on behalf of (i) any person or persons for damage, loss or expense due to, but not limited to, personal or bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by, or are in any way attributable to the use or occupancy of the Premises or the acts or omissions of the Tenant or Tenant’s Agents in or about the Premises, the Property or the Building (including, but not limited to, any Event of Default hereunder), or (ii) Tenant or Tenant’s Agents for damage, loss or expense due to, but not limited to, personal or bodily injury or property damage which arise out of, are occasioned by, or are in any way attributable to the use of any of the Common Area, except, in each case to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Party or Landlord’s violation of this Lease. .

2. Landlord’s Insurance. Landlord shall obtain and keep in force during the Term of this Lease a policy or policies of insurance, with commercially reasonable deductibles consistent with those maintained by landlords of similar properties in the vicinity of the Building, covering (i) loss or damage to the Premises, the Building, the Tenant Improvements and objects owned by Landlord and normally covered under a “Boiler and Machinery” policy (as such term is used in the insurance industry), at least in the amount of the full replacement cost thereof (excluding foundations and other non-insurable portions), and in no event less than the total amount required by Mortgagees, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (“all risk” or “special causes of loss,” as such terms are used in the insurance industry, including, at Landlord’s option, collapse, earthquake and flood) and other perils as required by the Mortgagees or deemed necessary by Landlord, and (ii) commercial general liability insurance with limits of liability not less than those required of Tenant hereunder protecting Landlord against claims for bodily injury and property damage arising out of Landlord’s ownership, use, and maintenance of the Building and the Common Areas. Landlord’s insurance policies shall include an express waiver of any right of subrogation by the insurance company against Tenant. A stipulated value or agreed amount endorsement deleting any co-insurance provision of said policy or policies shall be procured with said insurance. The cost of such insurance policies shall be included in the definition of Project Costs, and shall be paid by Tenant in the manner set forth in Section 7.1. Such insurance policies shall provide for payment of loss thereunder to Landlord or, at Landlord’s election, to the Mortgagees. If the Premises are part of a larger building, then Tenant shall pay for any increase in the property insurance of the Building if such increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises. Tenant shall obtain and keep in force during the Term, at its sole cost and expense, (i) an “all risk” or “special causes of loss” property policy in the amount of the full replacement cost covering Tenant’s Personal Property and any Alterations made by or at the request of Tenant, with Landlord insured as its interest may appear, and (ii) an “all risk” or “special causes of loss” policy of business interruption and/or loss of income insurance covering a period of one (1) years, plus such additional period of time, if any, as will permit Tenant to be in a position to have the same revenues as were in effect the day before a loss giving rise to a claim under such insurance occurs, with loss payable to Landlord to the extent of Monthly Rent and Additional Rent only.

3.

Liability/Miscellaneous Insurance. Tenant shall maintain in full force and effect at all times during the Term (plus such earlier and later periods as Tenant may be in occupancy of the Premises), at its sole cost and expense, for the protection of Tenant, Landlord and the Landlord Parties, policies of insurance issued by a carrier or carriers acceptable to Landlord and the Mortgagees which afford the following coverage:

(i) statutory workers’ compensation;

(ii) employer’s liability for bodily injury by disease per person and bodily injury by accident with minimum limits of One Million Dollars ($1,000,000);

(iii) comprehensive/commercial general liability insurance, including, but not limited to, blanket contractual liability (including the indemnity set forth in Section 11.1), fire and water legal liability, broad form property damage, contractual liability, personal injury, completed operations, products liability, independent contractors, and, if alcoholic beverages are served in the Premises, limited liquor liability, of not less than One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) general aggregate;

(iv) auto liability insurance for owned, non-owned and hired vehicles, of not less than One Million Dollars ($1,000,000) per occurrence;

(v) umbrella/excess liability on a following form basis with minimum limits of Five Million Dollars ($5,000,000);

(vi) such increased amounts of insurance and other insurance in such form and amounts as may be required by Landlord or any current or prospective Mortgagees from time to time, to the extent such increases are then customarily required by landlords owning similar real property in the vicinity of the Building.

The insurance listed in (iii), (iv) and (v) above shall include Landlord, and the Landlord Parties as additional insureds, and shall include a cross-liability or severability of interests endorsement. Tenant shall deliver to Landlord a certificate evidencing such insurance coverage not less than five (5) business days prior to the Commencement Date or such earlier date as may be required for early access or the Work Letter. Tenant is responsible for ensuring that certificates provided to Landlord are accurate, current and in effect. Landlord’s failure to monitor compliance or to object to noncompliance or unsatisfactory compliance with any terms of these insurance requirements does not modify or waive Tenant’s obligations set forth in this Article XI in any way. Tenant is responsible for providing certificates for renewal policies within ten (10) business days of renewal of each policy mentioned. Landlord or Landlord’s Agents on behalf of Landlord may, at Landlord’s election, obtain liability insurance in such amounts and on such terms as Landlord shall determine, and the cost thereof shall be included in Project Costs and paid by Tenant in the manner described in Section 7.1.

4.	Deductibles. Tenant shall be solely responsible for the payment of any deductible.

5.

Blanket Coverage. Any insurance required of Tenant pursuant to this Lease may be provided by means of a so-called “blanket policy”, so long as (i) the Premises are specifically covered (by rider, endorsement or otherwise), (ii) the limits of the policy are applicable on a “per location” basis to the Premises and provide for restoration of the aggregate limits, and (iii) the policy otherwise complies with the provisions of this Lease.

6.

Increased Coverage. Upon demand, Tenant shall provide Landlord, at Tenant’s expense, with such increased amount of existing insurance, and such other insurance as Landlord or the Mortgagees may reasonably require, to the extent such increases are then customarily required by landlords owning similar real property in the vicinity of the Building.

7.

Sufficiency of Coverage. Neither Landlord nor any of Landlord’s Agents makes any representation that the types of insurance and limits specified to be carried by Tenant under this Lease are adequate to protect Tenant. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. Nothing contained herein shall limit Tenant’s liability under this Lease, and Tenant’s liability under any provision of this Lease, including, without limitation, under any indemnity provisions, shall not be limited to the amount of any insurance obtained.

8.

Insurance Requirements. Tenant’s insurance (i) shall be in a form satisfactory to Landlord and the Mortgagees and shall be carried with companies that have a “Best Key Rating Guide” rating of AVII or better and that are determined by Landlord, in its sole discretion, as financially sound on a current basis, and (ii) shall be primary, and any insurance carried by Landlord or Landlord’s Agents shall be excess and noncontributing. Tenant’s policy or policies, or duly executed certificates for them in the form and content acceptable to Landlord, shall be deposited with Landlord concurrently with Tenant’s execution of this Lease, and prior to renewal of such policies. Tenant shall provide at least thirty (30) days’ prior written notice to Landlord in the event of material alteration or cancellation of coverage. If Tenant fails to procure and maintain the insurance required to be procured by Tenant under this Lease, Landlord may, but shall not be required to, order such insurance at Tenant’s expense. All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

9.	Intentionally Omitted.

11.10 Landlord’s Disclaimer. Notwithstanding any other provisions of this Lease, Landlord and Landlord’s Agents shall not be liable for any loss or damage to persons or property resulting from theft, vandalism, fire, explosion, falling materials, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from acts of God or from any other cause whatsoever, unless caused by or due to the negligence or willful misconduct of Landlord or any Landlord Party, or Landlord’s violation of this Lease. Landlord and Landlord’s Agents shall not be liable for interference with light or air, or for any latent defect in the Premises except as otherwise expressly provided in this Lease. Tenant shall give prompt Notice to Landlord in case of a casualty, accident or repair needed to the Premises

11.11 Waiver of Subrogation. Landlord and Tenant each hereby waives all rights of subrogation and recovery against the other and the other’s agents on account of loss and damage occasioned to such waiving party to the extent that such loss or damage is insured against under any insurance policies required by this Article XI covering real or personal property (or would have been covered if Landlord or Tenant, as the case may be, was carrying the insurance required to be carried under this Article XI); provided, such waiver shall not apply to amounts of loss above such coverage). Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carriers that the foregoing waiver of subrogation is contained in this Lease and such policies shall be endorsed, if necessary, to prevent the invalidation of such policies by reason of such waiver. .

11.12 Waiver of Consequential Damages. Except for Tenant’s potential liability under Section 19.2, each of Landlord and Tenant agrees that the other shall have no liability for consequential, indirect or punitive damages, and waivers any right it may have to claim same.

11.13 Material Interference. In the event that Tenant is prevented from using, and does not use, all of any portion of the Premises because of Material Interference (as defined below), Tenant shall immediately give Landlord written notice of same. Notwithstanding anything in this Lease to the contrary, if Tenant is prevented from using, and does not use, the Premises or any portion thereof for more than three (3) days after Landlord’s receipt of Tenant’s notice of Material Interference, Rent will be abated or reduced, as the case may be, starting on the fifth (5th) day after Landlord’s receipt of such notice until the Material Interference has ceased, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. “Material Interference” means that Tenant is prevented from using, and does not use, the Premises or any portion thereof for the normal conduct of Tenant’s business as a result of (i) any repair, maintenance, or alteration performed by Landlord, or which Landlord fails to perform, after the Commencement Date, and which is required to be performed by Landlord under this Lease, or (ii) the presence of Hazardous Materials on the Property not caused by Tenant. Notwithstanding anything to the contrary contained herein, under no circumstances shall the term Material Interference include any event to the extent caused in whole or in part by Tenant or Tenant’s employees, agents, contractors, representatives, successors, assignees, subtenants, licensees or invitees. To the extent a Material Interference is caused by an event covered by Articles XII or XIII, Tenant’s right to abate rent shall be governed by the terms of such Articles, as applicable.

ARTICLE XII

DAMAGE OR DESTRUCTION

1.

Landlord’s Obligation to Rebuild. If the Premises are damaged or destroyed by fire or other casualty (a “Casualty”), Tenant shall promptly give Notice thereof to Landlord, and Landlord shall thereafter repair the Premises as set forth in Sections 12.3 and 12.4 unless Landlord has the right to terminate this Lease as provided in Section 12.2 and Landlord elects to so terminate this Lease.

2.

Landlord’s Right to Terminate. Landlord shall have the right to terminate this Lease following a Casualty if any of the following occurs: (i) insurance proceeds (together with any additional amounts Tenant elects, at its option, to contribute) are not available to Landlord to pay one hundred percent (100%) of the cost to fully repair the Premises, excluding the deductible (for which Tenant shall pay Tenant’s Share of such deductible), regardless of whether such unavailability is due to coverage or other policy limits or the requirements of any Mortgagee; (ii) Landlord’s Architect determines that the Premises cannot, with reasonable diligence, ·be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, Hazardous Materials, earthquake faults, radiation, chemical waste and other similar dangers) within three hundred sixty five (365) after the date of issuance of any necessary permits to complete the repair of the Premises; or (iii) the Premises are destroyed or damaged during the last twelve (12) months of the Term. If Landlord elects to terminate this Lease following a Casualty pursuant to this Section 12.2, Landlord shall give Tenant Notice of Landlord’s election to terminate within sixty (60) days after Landlord has knowledge of such Casualty, and this Lease shall terminate fifteen (15) days after the date of such Notice.

3.

Effect of Termination. If this Lease is terminated following a Casualty pursuant to Section 12.2, Landlord shall, subject to the rights of the Mortgagees, be entitled to receive and retain all the insurance proceeds resulting from or attributable to such Casualty, except for those proceeds payable under policies obtained by Tenant which specifically insure Tenant’s Personal Property. If Landlord does not exercise any such right to terminate this Lease, this Lease will continue in full force and effect, and Landlord shall, within sixty (60) days after the date of such Casualty commence the process of obtaining necessary permits and approvals for the repair of the Premises, and shall commence such repair and prosecute the same diligently to completion as soon as is practicable following Landlord’s receipt of such permits and approvals. Tenant shall fully cooperate with Landlord in removing Tenant’s Personal Property and any debris from the Premises to facilitate the making of such repairs.

4.

Obligation to Repair. Landlord’s obligation, should it elect or be obligated to repair the Premises following a Casualty, shall be to restore the Premises and the Common Areas to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and modifications to the Common Areas deemed desirable by Landlord, and to restore the Tenant Improvements. Tenant shall, at its expense, replace or fully repair all Tenant’s Personal Property and any Alterations existing at the time of such Casualty. If the Premises are to be repaired in accordance with the foregoing, Tenant shall make available to Landlord any portion of insurance proceeds that Tenant receives which are allocable to the Tenant Improvements.

5.

Abatement of Monthly Rent. During any period when there is substantial interference with Tenant’s use of the Premises by reason of a Casualty, Monthly Rent shall be temporarily abated in proportion to the degree of such substantial interference; provided however, there shall be a Rent abatement only if the damage or destruction of the Premises or the Property did not result from, or was not contributed to directly or indirectly by the act, fault or neglect of Tenant, or Tenant’s employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees.. Such abatement shall commence upon the date Tenant notifies Landlord of such Casualty and shall end upon the Substantial Completion of the repair of the Premises which Landlord undertakes or is obligated to undertake hereunder. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, Tenant’s Personal Property or other damage or any inconvenience occasioned by a Casualty or by the repair or restoration of the Premises thereafter, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant. Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, and the provisions of any similar or successor statutes.

6.

Landlord’s Determination. The determination in good faith by Landlord’s Architect of or relating to the estimated cost of repair of any damage, replacement cost or the time period required for repair shall be conclusive for purposes of this Article XII and Article XIII.

7.

Tenant’s Right to Terminate. Notwithstanding anything to the contrary in this Article XII, if (a) the casualty occurs during the last twelve (12) months of the Term, Landlord shall have forty five (45) days to review the casualty and provide Tenant a notice of anticipated restoration timing (“Restoration Notice”). If the Restoration Notice provides that it will take more than sixty (60) days to restore, or (b) in the reasonable judgement of Landlord’s Architect, the repairs cannot be completed within eight (8) months after the date of the discovery of the Casualty (or are in fact not completed within nine (9) months after the date of discovery of the casualty, Tenant may elect to terminate this Lease within ten (10) days of receipt of the Restoration Notice by written notice to Landlord which termination shall be effective thirty (30) days after the date such notice is given by Tenant..

ARTICLE XIII

CONDEMNATION

1.

Total Taking-Termination. If title to the Premises or the Common Area or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant’s continued occupancy for the uses and purposes permitted by this Lease, or Tenant’s parking rights will be materially reduced, this Lease shall terminate as of the date possession of the Premises or part thereof is so taken.

2.

Partial Taking. If any part of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain and the remaining part is reasonably suitable for Tenant’s continued occupancy for the uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Monthly Rent shall be reduced in the same proportion that the floor area of the portion of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Premises so as to make the portion of the Premises not taken a complete architectural unit. Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Premises, unless required by current building codes and laws. If severance damages from the condemning authority are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon Notice to Tenant. Monthly Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which there is substantial interference with Tenant’s use of the Premises. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and any present or future law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or Premises.

3.

No Apportionment of Award. No award for any partial or total taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any partial or entire taking. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant’s Personal Property, for the interruption of Tenant’s business or its moving costs, or for the loss of its goodwill.

4.

Temporary Taking. No temporary taking of the Premises (which for purposes hereof shall mean a taking of all or any part of the Premises for one hundred eighty (180) days or less) shall terminate this Lease or give Tenant any right to any abatement of Rent Any award made to Tenant by reason of such temporary taking shall belong entirely lo Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Section 13.4.

5.

Sale Under Threat of Condemnation. A sale made in good faith to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Article XIII.

ARTICLE XIV

ASSIGNMENT AND SUBLETTING

1.

Prohibition. Tenant shall not directly or indirectly, voluntarily or by operation of law, assign this Lease, or any right or interest hereunder, or sublet the Premises or any part thereof, or allow any other person or entity to occupy or use all or any part of the Premises without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld. In no event shall Tenant directly or indirectly, voluntarily or by operation of law, pledge, mortgage or hypothecate this Lease, or any right or interest hereunder or in or to the Premises. In addition, if Landlord consents to a subletting, in no event shall the applicable sublessee be permitted to assign the sublease or sub-sublet all or any portion of the applicable sublease premises (and any subleases of the Premises or any part thereof shall specifically include the foregoing prohibition). Any attempted assignment, subletting, pledge, mortgaging, hypothecation or other transfer in violation of the terms of this Article XIV, whether voluntary or involuntary, by operation of law, under legal process or proceedings, by receivership, in bankruptcy, or otherwise shall constitute an Event of Default under this Lease and shall be voidable at Landlord’s option. Tenant hereby waives all rights provided for by the provisions of Section 1995.310 of the California Civil Code and any present or future laws regarding Tenant’s right to terminate this Lease or to an award of any consequential or special damages in connection with Landlord’s consent or denial thereof with respect to a request by Tenant under this Article XIV. To the extent not prohibited by provisions of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq. (as amended, the “Bankruptcy Code”), Tenant on behalf of itself, creditors, administrators and assigns waives the applicability of Sections 541(c) and 365(e) of the Bankruptcy Code unless the proposed assignee of the trustee for the estate of the bankrupt meets Landlord’s standards for consent as set forth below. Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the Property the unique attraction of Tenant’s name and business; the foregoing prohibition on assignment or subletting is expressly agreed to by Tenant in consideration of such fact. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered lo Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered lo Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

2.

Landlord’s Consent. If Landlord consents to any assignment or subletting, then such consent shall not constitute a waiver of any of the restrictions of this Article XIV and the same shall apply to each successive assignment or subletting hereunder, if any. In no event shall an assignment or subletting affect the continuing primary liability of Tenant (which, following an assignment, shall be joint and several with the assignee), or relieve Tenant of any of its obligations hereunder without an express written release being given by Landlord. If Landlord shall consent to an assignment or subletting under this Article XIV, then such assignment or subletting shall not be effective until the assignee or sublessee shall assume in a writing delivered to Landlord all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee or sublessee shall agree that the provisions contained in this Lease shall, notwithstanding such assignment or subletting, continue to be binding upon it with respect to all future assignments and sublettings, and Tenant and the applicable assignee or sublessee have entered into Landlord’s standard consent to sublease agreement or consent to assignment agreement, as the case may be. Such assignment or sublease agreement and consent agreement shall be duly executed and a fully executed copy thereof shall be delivered to Landlord, and Landlord may collect Monthly Rent and Additional Rent due hereunder directly from the assignee or sublessee. Collection of Monthly Rent and Additional Rent directly from an assignee or sublessee shall not constitute a consent or a waiver of the necessity of consent to such assignment or subletting, nor shall such collection constitute a recognition of such assignee or sublessee as the Tenant hereunder or a release of Tenant from the performance of all of its obligations hereunder.

3.

Information. Regardless of whether Landlord’s consent is required under this Article XIV, Tenant shall notify Landlord in writing of Tenant’s intent to assign this Lease or any right or interest hereunder, or to sublease the Premises or any part thereof, and of the name of the proposed assignee or sublessee, the nature of the proposed assignee’s or sublessee’s business to be conducted on the Premises, the terms and provisions of the proposed assignment or sublease, a copy of the proposed assignment or sublease form, and such other information as Landlord may reasonably request concerning the proposed assignee or sublessee, including, but not limited to, net worth, income statements and other financial statements for a two-year period preceding Tenant’s request for consent, evidence of insurance complying with the requirements of Article XI, and the fee described in Section 14.7.

4.

Landlord’s Election. Landlord shall, within ten (10) days of receipt of such Notice and all information requested by Landlord concerning the proposed assignee or sublessee, elect to take one of the following actions by Notice to Tenant:

a) consent to such proposed assignment or sublease;

b) refuse to consent to such proposed assignment or sublease, which refusal shall be on reasonable grounds;

c) If Tenant proposes to sublease all or part of the Premises, elect to recapture such portion of the Premises as Tenant proposes to sublease and, as of the tenth (10th) day after Landlord so notifies Tenant of its election to recapture, this Lease shall terminate as to the portion of the Premises recaptured and the Monthly Rent payable under this Lease shall be reduced in the same proportion that the floor area of that portion of the Premises so recaptured bears to the floor area of the Premises prior to such recapture; or

d) If Tenant proposes to assign this Lease, elect to recapture the Premises and, as of the tenth (10th) day after Landlord so notifies Tenant of its election to recapture, this Lease shall terminate.

Tenant agrees, by way of example and without limitation, that it shall not be unreasonable for Landlord to withhold its consent to a proposed assignment or subletting if any of the following situations exist or may exist:

(i) Landlord determines that the proposed assignee’s or sublessee’s use of the Premises conflicts with Article V or Article VI, presents an unacceptable risk, as determined by Landlord, under Article VI, or conflicts with any other provision under this Lease;

(ii) Landlord determines that the proposed assignee or sublessee is not financially responsible as of the date of Tenant’s request for consent or as of the effective date of such assignment or subletting;

(iii) Landlord determines that the proposed assignment or subletting would breach a covenant, condition or restriction in some other lease, financing agreement or other agreement relating to the Property, the Building, the Premises or this Lease;

(iv) Landlord determines that the proposed assignee or sublessee (a) has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if such contamination resulted from the proposed assignee’s or sublessee’s actions or use of the property in question, or (b) is subject to any enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials;

(v) An Event of Default has occurred and is continuing at the time of Tenant’s request for Landlord’s consent, or as of the effective date of such assignment or subletting;

(vi) The proposed assignee or sublessee is either a governmental agency or instrumentality thereof; or

(vii) The proposed assignee or sublessee or an affiliate thereof (a) occupies space in the Property at the time of the request for consent, (b) is negotiating with Landlord to lease space in the Property at such time, or (c) has negotiated with Landlord to lease space in the Property during the twelve (12) month period immediately preceding the request for consent.

Tenant acknowledges that if Tenant has any exterior sign rights under this Lease, such rights are personal to the original Tenant named herein and any Permitted Transferee, and may not be assigned or transferred to any assignee of this Lease or sublessee of the Premises (except for a Permitted Transferee) without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion.

5.

Bonus Value. Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or sublessee, however described, in excess of (i) the Monthly Rent payable by Tenant hereunder (or, in the case of sublease of a portion of the Premises, in excess of the Monthly Rent reasonably allocable to such portion), plus(ii) Tenant’s direct out-of-pocket costs incurred in connection with such assignment of sublease for marketing fees, tenant improvements, reasonable legal fees and commercially reasonable brokerage fees which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or sublessee of a nature commonly provided by landlords of similar space (which direct out-of-pocket costs shall, for purposes of calculating the amounts payable to Landlord under this Section 14.5, be amortized on a straight-line basis over the applicable sublease term (in the case of a sublease) or the then-remaining balance of the Term of this Lease (in the case of an assignment)), shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or sublessee. At Landlord’s request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or sublessee confirming the requirements of this Section 14.5.

6.

Certain Transfers. If Tenant is a closely held corporation, an unincorporated association, a limited liability company or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an assignment within the meaning and provisions of this Article XIV. [If the acquiring or surviving entity is wholly-owned or majority controlled by another entity or person (“Parent”), then, without in any way limiting the basis upon which Landlord may grant or withhold its consent to such assignment, it shall not be unreasonable for Landlord to condition its consent upon the execution and delivery by the Parent of a written guaranty .of Tenant’s obligations and liabilities under this Lease on a form of lease guaranty provided by Landlord.

7.

Landlord’s Fee and Expenses. If Tenant requests Landlord’s consent to an assignment or subletting by Tenant under this Lease, Tenant shall pay to Landlord a fee of One Thousand Five Hundred Dollars ($1,500) and all of Landlord’s out-of-pocket expenses, including, but not limited to, attorneys’ fees reasonably incurred related to such assignment or subletting by Tenant, whether or not the assignment or subletting is approved.

8.

Prohibited Transfers and Users. Notwithstanding anything contained in this Article XIV to the contrary, in no event shall Tenant enter into any assignments or subleases with, or permit the Premises or any portion thereof to be used by, any person or entity with whom United States persons or entities are restricted from doing business under existing or future regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, without limitation, those named on OFAC’s Specially Designated and Blocked Persons List) or under any existing or future statute, executive order (including, without limitation, Executive Order 13224 entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action. Any assignment, subletting or other agreement or arrangement made in violation of this Section 14.8 shall, at Landlord’s option, be null and void and of no force or effect and constitute an Event of Default by Tenant under this Lease.

9.

Permitted Transfers. Notwithstanding anything to the contrary in this Article XIV, (a) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity that is controlled by, controls, or is under common control with, Tenant), (b) an assignment to an entity that acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, (c) an assignment of the Premises to an entity that is the resulting entity of a merger or consolidation of Tenant with another entity, or (d) a sale of corporate stock in Tenant in connection with an initial public offering or follow-on offering of Tenant’s stock on a nationally recognized securities exchange (each, a “Permitted Transferee”), shall not be deemed a transfer under this Article XIV and, for the avoidance of doubt, Sections14.1. 14.4 and 14.5 shall not apply to such transfer), provided that (i) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord with respect thereto, and (ii) such Permitted Transferee described in clause (b) or (c) above shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant on the day immediately preceding the effective date of such assignment or sublease. No such permitted assignment or sublease shall release Tenant of any of its obligations under this Lease.

ARTICLE XV

DEFAULTS AND REMEDIES

1.	Tenant’s Default. At the option of Landlord, a default under this Lease by Tenant shall exist if any of the following events shall occur (each is called an “Event of Default”):

(a) Tenant fails to pay the Rent payable hereunder, as and when due, for a period of three (3) days after Notice by Landlord; provided, however, the Notice given hereunder shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure;

(b) Tenant attempts to make or suffers to be made any transfer, assignment or subletting, except as permitted in Article XIV hereof;

(c) Any of Tenant’s rights under this Lease are sold or otherwise transferred by or under court order or legal process or otherwise or if any of the actions described in Section 15.2 are taken by or against Tenant or any Guarantor;

(d) The Premises are used for any purpose other than as permitted pursuant to Article V;

(e) Tenant vacates or abandons the Premises while Tenant is in default under this Lease;

(f) Any representation or warranty given by Tenant under or in connection with this Lease proves to be materially false or misleading;

(g) Tenant fails to timely comply with the provisions of Article VI (“Hazardous Materials”), Article XIV (“Assignment and Subletting”), or Article XVI (“Subordination; Estoppel Certificate”), and such failure continues for five (5) business days after Notice by Landlord.

(h) Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, Tenant fails to observe, keep, perform or cure within thirty (30) days after Notice by Landlord any of the other terms, covenants, agreements or conditions contained in this Lease or those set forth in any other agreements or rules or regulations which Tenant is obligated to observe or perform; provided, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to cure such default. The Notice required by this Subparagraph 15.1(h) shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure.

No Notice given under this Section 15.1 shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the Notice.

2.

Bankruptcy or Insolvency. In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding. If:

(a) A court makes or enters any decree or order adjudging Tenant to be insolvent, or approving as properly filed by or against Tenant a petition seeking reorganization or other arrangement of Tenant under any provisions of the Bankruptcy Code or any Applicable Law of the State of California, or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days;

(b) Tenant makes or suffers any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provisions of the Bankruptcy Code or any Applicable Law of the State of California;

(c) Tenant assigns its assets for the benefit of its creditors; or

(d) The material part of the property of Tenant or any property essential to Tenant’s business or of Tenant’s interest in this Lease is sequestered, attached or executed upon, and Tenant fails to secure a return or release of such property within ten (10) business days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

then this Lease shall, at Landlord’s election, immediately terminate and be of no further force or effect whatsoever, without the necessity for any further action by Landlord, except that Tenant shall not be relieved of obligations which have accrued prior to the date of such termination. Upon such termination, the provisions herein relating to the expiration or earlier termination of this Lease shall control and Tenant shall immediately surrender the Premises in the condition required by the provisions of this Lease. Additionally, Landlord shall be entitled to all relief, including recovery of damages from Tenant, which may from time to time be permitted, or recoverable, under the Bankruptcy Code or any other Applicable Laws of the State of California.

3.

Landlord’s Remedies. Upon the occurrence of an Event of Default, then, in addition to and without waiving any other rights and remedies available to Landlord at law or in equity or otherwise provided in this Lease, Landlord may, at its option, cumulatively or in the alternative, to the fullest extent permitted by Applicable Laws exercise the following remedies:

(a) Landlord may terminate Tenant’s right to possession of the Premises, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. No act by Landlord other than giving Notice to Tenant of Landlord’s election to terminate Tenant’s right to possession shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. Termination shall terminate Tenant’s right to possession of the Premises but shall not relieve Tenant of any obligation under this Lease which has accrued prior to the date of such termination. Upon such termination, Landlord shall have the right to re-enter the Premises, and remove all persons and property, and Landlord shall also be entitled to recover from Tenant:

(i) The worth at the time of award of the unpaid Monthly Rent and Additional Rent which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, demolition and renovation of the Premises to the condition existing immediately prior to Tenant’s occupancy, the unamortized portion of any brokerage commissions funded by Landlord in connection with this Lease, the cost of rectifying any damage to the Premises occasioned by the act or omission of Tenant, reasonable attorneys’ fees, and any other reasonable costs; and

(v) At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by Applicable Law.

As used in Subsections (i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the Applicable Rate. As used in Subsection (iii) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event this Lease will continue in full force and effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the remedy described in California Civil Code section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations) and Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all Rent as it becomes due. If Landlord elects to avail itself of the remedy provided by this Section 15.3(b), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the standards and conditions for Landlord’s consent as are contained in this Lease (which standards and conditions Tenant acknowledges and agrees are reasonable at the time this Lease is executed by Tenant). In addition, if Tenant has entered into a sublease which is valid under the terms of this Lease, Landlord may also, at its option, cause Tenant to assign to Landlord the interest of Tenant under said sublease, including, but not limited to, Tenant’s right to payment of Rent as it becomes due. Landlord may elect to enter the Premises and relet them, or any part of them, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, but not limited to, broker’s commissions, expenses of cleaning and remodeling the Premises required by the reletting, attorneys’ fees and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease and for the entire Premises or any portion thereof. Tenant shall pay to Landlord the Monthly Rent and Additional Rent due under this Lease on the dates the Monthly Rent and such Additional Rent are due, less the Rent Landlord actually collects from any reletting. Except as provided in the preceding sentence, if Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder. Notwithstanding the above, no act by Landlord allowed by this Section 15.3(b) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

4.

No Surrender. Tenant waives any rights of redemption, reinstatement or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 and California Civil Code Section 3275, and under any other present or future laws if Tenant is evicted or Landlord takes possession of the Premises or this Lease is terminated by reason of an Event of Default. No act or thing done by Landlord or Landlord’s Agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s Agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

5.

Interest on Late Payments. Any Rent due under this Lease that is not paid to Landlord within three (3) days of the date when due shall commence to bear interest at the Applicable Rate until fully paid. Neither the accrual nor the payment of interest shall cure any default by Tenant under this Lease.

6.

Attorneys’ and Other Fees. All sums reasonably incurred by Landlord in connection with an Event of Default or holding over of possession by Tenant after the expiration or termination of this Lease, including, but not limited to, all costs, expenses and actual accountants’, appraisers’, attorneys’ and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the Applicable Rate from the date of such demand until paid by Tenant. In addition, if any action shall be instituted by either of the parties hereto for the enforcement of any of its rights in and under this Lease, the party in whose favor judgment shall be rendered shall be entitled to recover from the other party all expenses reasonably incurred by the prevailing party in such action, including actual costs and reasonable attorneys’ fees.

7.

Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of Notice by Tenant to Landlord (and the Mortgagees who have provided Tenant with Notice) specifying the nature of such default; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

8.

Limitation of Landlord’s Liability. The obligations of Landlord do not constitute the personal obligations of the individual partners, managers, members, trustees, directors, officers or shareholders of Landlord or its constituent partners. If Landlord shall fail to perform any covenant, term, or condition of this Lease upon Landlord’s part to be performed, Tenant shall be required to deliver to Landlord Notice of the same. If, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of the sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and Property and out of rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Building or Property, and no action for any deficiency may be sought or obtained by Tenant.

9.

Mortgagee Protection. Upon any default on. the part of Landlord, Tenant will give Notice by registered or certified mail to any Mortgagee who has provided Tenant with Notice of its interest together with an address for receiving Notice, and shall offer such Mortgagee a reasonable opportunity to cure the default (which in no event shall be less than sixty (60) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary, to effect a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Monthly Rent more than one (1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under any present or future law to the collection of any security deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee’s interest unless such Mortgagee or such purchaser shall have actually received and not refunded the security deposit in accordance with the terms of this Lease. Tenant agrees to make all payments under this Lease to the Mortgagee with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such Mortgagee. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such Mortgagee’s loan to Landlord.

10.

Landlord’s Right to Perform. If an Event of Default shall have occurred and be continuing, Landlord may (but shall not be obligated to), at Tenant’s expense, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make    such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums paid by Landlord and all penalties, interest and costs, including, but not limited to, collection costs and attorneys’ fees reasonably incurred in connection therewith, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

11.

Limitation of Actions Against Landlord. If Landlord commences any summary proceeding or action against Tenant for the nonpayment of Rent, Tenant shall not interpose any counterclaims of any nature or description in any such proceeding or action (unless such counterclaims shall be mandatory), rather Tenant shall be relegated to bringing an independent action at law therefor.

12.

Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF LANDLORD AND TENANT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE.

ARTICLE XVI

SUBORDINATION; ESTOPPEL CERTIFICATE

1.

Subordination, Attornment and Non-Disturbance. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Mortgagee or any ground lessor with respect to the land of which the Premises are a part, this Lease shall be subject and subordinate at all times to (i) all ground leases or underlying leases which may now or hereafter be executed affecting the Building, and (ii) the lien of any Mortgage which may now exist or hereafter be executed in any amount for which the Property, the Building, ground leases and/or underlying leases, and/or Landlord’s interest or estate in any of said items, is specified as security. Landlord or any such Mortgagee or ground lessor shall have the right, at its election, to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. No subordination shall permit material interference with Tenant’s rights hereunder, and any ground lessor or Mortgagee, whether under a ground lease or Mortgage now existing or hereafter executed, shall recognize Tenant and its permitted successors and assigns as the tenant of the Premises and shall not disturb Tenant’s right to quiet possession of the Premises during the Term so long as no Event of Default has occurred and is continuing under this Lease. If Landlord’s interest in the Premises is acquired by any ground lessor or Mortgagee, or if proceedings are brought for the foreclosure of, or in the event of exercise of power of sale under, any Mortgage made by Landlord covering the Premises or any part thereof, or if a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor in interest to Landlord, attorn to and become the Tenant of the successor in interest to Landlord and recognize such successor in interest as the Landlord under this Lease. Although this Section 16.1 is self-executing, Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, or any Mortgagee, or ground lessor, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage, and/or evidencing the attornment of Tenant to any successor in interest to Landlord as herein provided.· Tenant’s failure to timely execute and deliver such additional documents within ten (10) business days following written request therefor shall, at Landlord’s option, constitute an Event of Default hereunder.

2.

Estoppel Certificate. Tenant shall, within ten (10) business days following written request by Landlord from time to time, execute and deliver to Landlord any documents, including estoppel certificates, in a form required by Landlord (i) certifying that this Lease is unmodified and in full force and effect or, if modified, attaching a copy of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord or stating the nature of any uncured defaults, (iii) evidencing the status of this Lease as may be required by a Mortgagee or a purchaser of the Premises, (iv) certifying the current Monthly Rent amount and the amount and form of Security Deposit on deposit with Landlord, and (v) certifying to such other information as Landlord, Landlord’s Agents, Mortgagees and/or prospective purchasers or their Mortgagees may reasonably request, including, but not limited to, any requested information regarding Hazardous Materials. Tenant’s failure to deliver an estoppel certificate within ten (10) business days after delivery of Landlord’s written request therefor shall, at Landlord’s option, constitute an Event of Default hereunder, and shall be conclusive against Tenant (1) that this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) that there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim, or deduction against Rent; (3) not more than one (1) month’s Rent has been paid in advance; and (4) as to the truth and accuracy of any other matters set forth in the form of estoppel certificate submitted to Tenant.

3.	Intentionally Omitted.

ARTICLE XVII

SIGNS AND GRAPHICS

1.

General. Subject to compliance with Applicable Laws, Tenant shall be entitled to the following Building-standard signage (“Permitted Signage”): (i) a listing of Tenant’s name in the Building’s main lobby directory, (ii) suite identification signage on or adjacent to the entrance to the Premises, (iii) directional signage on the Building’s third (3”’) floor elevator lobby area, and (iv) the Exterior Sign, as defined in Section 17.2 below. Except as provided in Section 17.2 below, Tenant shall have no right to maintain any other signs or graphics in any other location in, on or about the Premises or the Building and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building or outside of the Premises. Permitted Signage (other than the Exterior Sign) shall be installed, maintained by Landlord (and removed by Landlord upon the expiration or sooner termination of this Lease), at Tenant’s sole cost and expense, and shall be subject to any Restrictions and conform to the sign criteria established by Landlord from time to time for such signage. All sums incurred by Landlord in connection with the installation, maintenance and removal of Tenant’s Permitted Signage shall be due and payable by Tenant to Landlord within thirty (30) days following written demand therefor. Tenant grants to Landlord a non-exclusive and royalty-free license and limited right to use Tenant’s Trade Name(s), trademark(s), logo(s) and design(s), whether registered or unregistered (the “Licensed Marks”) in marketing materials or other promotional materials relating to the Building or Property in all media, including, without limitation, the use, reproduction and distribution of photographs and video of the outside of the Premises or Building and Tenant’s signage and the use of Licensed Marks in any tenant list.

2.

Exterior Building Signage. Subject to the terms of this Section 17.2, as Alterations in accordance with Article VIII above (or as part of the Tenant Improvements in accordance with the Work Letter), Tenant shall have the right, at Tenant’s sole cost and expense (subject to the Allowance, as defined below), to install Building signage on the northeast corner of the exterior of the Building (facing First Street), identifying the name and/or logo of the Original Tenant (e.g, “Eargo”) or any Permitted Transferee (the “Exterior Sign”). All aspects of the Exterior Sign, including, without limitation, the location, graphics, materials, color, design, lettering, size, quality and specifications of the Exterior Sign shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The Exterior Sign shall also comply with and be subject to all Restrictions and Applicable Laws, including, but not limited to, all requirements of the City of San Jose (“City”) (or other applicable governmental authorities); provided, however, that in no event shall the approval by the City (or other applicable governmental authorities) of the Exterior Sign be deemed a condition precedent to the effectiveness of this Lease, and if such approval is not obtained, Landlord’s and Tenant’s other obligations under this Lease shall not be affected thereby. Landlord shall, at no cost to Landlord, reasonably cooperate with Tenant in (i) obtaining applicable permits from the City in connection with the installation of the Exterior Sign and (ii) coordinating Tenant’s installation of the Exterior Sign. Following the initial construction and installation of the Exterior Sign, Tenant shall be entitled to modify the name and/or logo for such signage, at Tenant’s sole cost and expense, to the new name and/or logo adopted by Original Tenant or a Permitted Transferee, provided that the new name and/or logo shall not be an Objectionable Name or Logo (defined below). “Objectionable Name or Logo” shall mean any name or logo which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building as a first-class office building, or which would otherwise reasonably offend a landlord of comparable buildings. Tenant shall, at its sole cost and expense, maintain the Exterior Sign in good condition and repair. The signage rights granted to Tenant under this Section 17.2 are personal to the Original Tenant and may only be exercised by the Original Tenant or a Permitted Transferee (and not any other assignee, or any sublessee or other transferee of the Original Tenant’s interest in this Lease). Notwithstanding anything to the contrary contained in this Section 17.2, in no event shall Tenant have any right to the Exterior Sign if the Original Tenant or a Permitted Transferee is not leasing and occupying the entire Premises.

ARTICLE XVIII

QUIET ENJOYMENT

Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

ARTICLE XIX

SURRENDER; HOLDING OVER

1.

Surrender of the Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date normal wear and tear and acts of God excepted, with all interior walls in good repair, all carpets shampooed and cleaned, the HVAC equipment, plumbing, electrical and other mechanical installations in good operating order and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove those Alterations (including, without limitation, telecommunications and data cabling and wiring) which Tenant is required to remove pursuant to Section 8.1 above and Section 22.3 below, and all Tenant’s Personal Property, and shall repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant’s Personal Property which Tenant is authorized and obligated to remove pursuant to the above, and such failure continues after the expiration or sooner termination of this Lease, Landlord may retain such properly and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant’s account, or Landlord may dispose of such property in any other manner permitted by Applicable Law. Tenant shall pay to Landlord, upon demand, the costs of removal of any such Alterations and Tenant’s Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with attorneys’ fees and interest on said amounts at the Applicable Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, Tenant hereby agrees to indemnify Landlord and Landlord’s Agents against all loss or liability resulting from any delay by Tenant in so surrendering the Premises, including, but not limited to, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and actual attorneys’ fees and costs. In addition, if the Premises are not so surrendered at the expiration or sooner termination of this Lease, such failure shall, at Landlord’s election and upon written Notice to Tenant, constitute an Event of Default under this Lease.

2.

Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration or sooner termination of this Lease with the prior written consent of Landlord such holding over shall constitute a month-to-month tenancy only and shall not constitute a renewal or extension for any further term. If Tenant remains in possession of all or any part of the Premises after the expiration or sooner termination of this Lease without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance and shall be a default under the Lease upon Landlord’s written notice. In either of such events, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term, and any other sums due hereunder shall be payable in the amounts and at the times specified in this Lease. Any such tenancy shall be subject to every other term, condition and covenant contained in this Lease.

ARTICLE XX

CONSTRUCTION OF TENANT IMPROVEMENTS

The obligations of Landlord and Tenant with respect to the Tenant Improvements are set forth in the Work Letter. It is acknowledged and agreed that all Tenant Improvements under this Lease are and shall be the property of Landlord from and after their installation. Other than completion of Landlord’s Work, if any, and subject to the penultimate sentence of Section 3.6, Tenant has reviewed the Premises and accepts the Premises and the Property in its As-Is condition.

ARTICLE XXI

MISCELLANEOUS AND INTERPRETIVE PROVISIONS

1.

Broker. Each of Landlord and Tenant represents and warrants to the other that it has not had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease or the introduction of the parties to this transaction, except for Broker, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. In the event of any additional claims for brokers’ or finders’ fees with respect to this Lease, Tenant shall indemnify, hold harmless, protect and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement made by Tenant, and Landlord shall indemnify, hold harmless, protect and defend Tenant from and against such claims if they shall be based upon any statement, representation or agreement made by Landlord.

2.

Examination of Lease: Effectiveness. Submission of this Lease for examination or signature by Tenant does not create a reservation of or option to lease. This Lease shall become effective and binding only upon full execution and delivery of this Lease by both Landlord and Tenant.

3.

No Recording. Tenant shall not record this Lease or any memorandum of this Lease without Landlord’s prior written consent, but if Landlord so requests, Tenant agrees to execute, have acknowledged and deliver a memorandum of this Lease in recordable form which Landlord thereafter may file for record.

4.

Quitclaim. Upon any termination of this Lease, Tenant shall, at Landlord’s request, execute, have acknowledged and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease or otherwise.

5.

Modifications for Mortgagees. If in connection with obtaining financing for the Premises or any portion thereof, Landlord’s Mortgagees shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant’s rights hereunder. Tenant’s failure to so consent shall constitute an Event of Default under this Lease.

6.

Notice. Any Notice required or desired to be given under this Lease shall be in writing and shall be addressed to the address of the party to be served. The notices addresses of Landlord and Tenant are as set forth in Item 1 and Item 3, respectively, of the Basic Lease Provisions, except that (a) prior to the Commencement Date, the address for Notices to Tenant shall be as set forth below Tenant’s signature on this Lease, and (b) from and after the Commencement Date, notwithstanding the addresses for Tenant set forth in Item 3 of the Basic Lease Provisions, all Notices regarding the operation and maintenance of the Property shall be delivered to Tenant at the Premises. Each such Notice shall be deemed effective and given (i) upon receipt, if personally delivered, (ii) for any Notice given by overnight courier, the next Business Day after deposit with the courier, (iii) upon being telephonically confirmed as transmitted, if sent by telegram, telex or telecopy, (iv) two (2) Business Days after deposit in the United States mail in the County, certified and postage prepaid, properly addressed to the party to be served, or (v) upon receipt if sent in any other way. Any party hereto may from time to time, by Notice to the other in accordance with this Section 21.6, designate a different address than that set forth above for the purposes of Notice. If Tenant’s address for Notices is an address not located in California and/or is a Post Office box, mail-stop or the like, then, notwithstanding anything contained in this Section 21.6 to the contrary, any notice given by Landlord under California Code of Civil Procedure sections 1161 and/or 1162 (including, without limitation, any Notices given by Landlord under Article XV above that are intended to satisfy the notice requirements under said sections 1161 and/or 1162) may, at Landlord’s option, be served by Landlord at the Premises (and any courtesy copy of such Notice sent by Landlord in any other manner shall not affect the legal adequacy of the Notice served by Landlord at the Premises).

7.	Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

8.	Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

9.	Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

10.

Severability. If any one or more of the provisions contained herein shall for any reason be-held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

11.

Survival. All covenants and indemnities set forth herein which contemplate the payment of sums, or the performance by Landlord or Tenant after the Term or following an Event of Default, including specifically, but not limited to, the covenants and indemnities set forth in Section 5.3, Article VI, Article VII, Section 8.1, Section 9.2, Section 11.1, Section 11.10, Article XV, and Article XIX, and all representations and warranties of Landlord and Tenant, shall survive the expiration or sooner termination of this Lease.

12.

Choice of Law; Construction. This Lease shall be construed and enforced in accordance with the Applicable Laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant, it being the intent of the parties that this Lease shall be interpreted as if it was prepared by both parties, and any ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord.

13.

Gender; Singular. Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, limited liability company or corporation or joint venture, the singular includes the plural and the plural includes the singular.

14.

Non-Agency. It is not the intention of Landlord or Tenant to create hereby a relationship of master- servant or principal-agent, and under no circumstance shall Tenant herein be considered the agent of Landlord, it being the sole purpose and intent of the parties hereto to create a relationship of landlord and tenant.

15.

Successors. The terms, covenants, conditions and agreements contained in this Lease shall, subject to the provisions as to assignment, subletting, and bankruptcy contained herein and any other provisions restricting successors or assigns, apply to and bind the heirs, successors, legal representatives and assigns of the parties hereto.

16.

Waiver; Remedies Cumulative. The waiver by either party of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by the other in strict accordance with all of the provisions of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provisions, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent payment so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent payment. Landlord’s acceptance of any check, letter or payment shall in no event be deemed an accord and satisfaction, and any such acceptance by Landlord shall be without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy available to it. The rights and remedies of either party under this Lease shall be cumulative and in addition to any and all other rights and remedies which either party has or may have.

17.

Unavoidable Delay. Except for the monetary obligations of Tenant under this Lease, neither party shall be chargeable with, liable for, or responsible to the other for anything or in any amount for any Unavoidable Delay and any Unavoidable Delay shall not be deemed a breach of or default in the performance of this Lease, it being specifically agreed that any time limit provision contained in this Lease (other than the scheduled expiration of the Term) shall be extended for the same period of time lost by Unavoidable Delay.

18.

Entire Agreement. This Lease is the entire agreement between the parties, and supersedes any prior agreements, representations, negotiations or correspondence between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

19.

Authority. Each of Landlord and Tenant represents to the other that the individual executing this Lease on its behalf is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, operating agreement, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. If Tenant is a corporation, Tenant shall, if requested by Landlord, within thirty (30) days after execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord evidence of the Board of Directors of the corporation authorizing the execution of this Lease.

20.

Guaranty. As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor listed in Item 14 of the Basic Lease Provisions, if any, on a form of guaranty provided by Landlord.

21.

Exhibits; References. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease. In the event of variation or discrepancy, the duplicate original hereof (including exhibits, amendments, riders and addenda, if any, specified above) held by Landlord shall control. All references in this Lease to Articles, Sections, Exhibits, Riders and clauses are made, respectively, to Articles, Sections, Exhibits, Riders and clauses of this Lease, unless otherwise specified.

22.

Basic Lease Provisions. The Basic Lease Provisions at the beginning of this Lease are intended to provide general information only. In the event of any inconsistency between the Basic Lease Provisions and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

23.

No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subtenancies.

24.	Joint and Several Obligations. If more than one person or entity is Tenant, the obligations imposed on each such person or entity shall be joint and several.

25.

No Light or Air Easement. Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease, abate Rent or otherwise impose any liability on Landlord. This Lease does not confer any right with regard to the subsurface below the ground level of the Building.

26.

Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises, the Property or the Building. Tenant assumes all responsibility for the protection of Tenant, Tenant’s Agents and the property of Tenant and of Tenant’s Agents from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from providing security protection for the Property and/or the Building or any part thereof, in which event the cost thereof shall be included within the definition of Project Costs and paid by Tenant in the manner set forth in Section 7.1.

27.

Transfers by Landlord. Landlord (and any party comprising Landlord) and its successors in interest shall have the right to transfer their respective interests in this Lease, the Building and the Property at any time and to any person or entity. In the event of any such transfer(s), the Landlord originally named herein (and, in the case of any subsequent transfer(s), the applicable transferor(s)) shall be automatically relieved from the date of such transfer, without further act by any person or entity, of all liability under any and all of the covenants and obligations of Landlord contained in or derived from this Lease accruing from and following the date of such transfer, and the successor shall automatically be deemed, without further act by any person or entity, to have assumed all such obligations. Upon the request of Landlord, Tenant agrees to attorn to any entity purchasing or otherwise acquiring the Premises.

28.

ERISA. Tenant represents and warrants that it is not an employee benefit plan as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or an entity (e.g. an insurance company separate or general account) subject to ERISA or holding ERISA “plan assets” within the meaning of the Department of Labor Regulations at Section 2510.3-101.

29.	Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same instrument.

30.

No Offer. The submission of this Lease shall not be construed as an offer, nor shall either party hereto have any rights under this Lease unless each of Landlord and Tenant executes a copy of this Lease and delivers same to the other party hereto.

ARTICLE XXII

ADDITIONAL PROVISIONS

1.

Additional Requirements Relating to Alterations and Other Work. The following terms and conditions shall apply to any work or service performed at the Building or on the Premises by Tenant or Tenant’s contractors (including, without limitation, Alterations, repairs, maintenance, janitorial and cleaning services), which terms and conditions are in addition to those set forth in the Lease, including, without limitation, the terms and conditions set forth in Article VIII:

(a) Such work or services shall not proceed until Landlord has approved in writing: (i) Tenant’s contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord and the Landlord Parties named as additional insureds, carried by Tenant’s contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for the performance of the work or services.

(b) All work and services shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before commencement of such work or services. In any case, all work and services shall be performed in accordance with all Applicable Laws. Notwithstanding any failure by Landlord to object to any such work or services, Landlord shall have no responsibility for Tenant’s failure to comply with Applicable Laws.

(c) Tenant agrees to indemnify, defend and hold Landlord and Landlord’s Agents harmless for any work or services performed, which is not performed in accordance with Applicable Laws or the provisions of this Lease, including, without limitation, this Section 22.1.

(d) Tenant understands that all contractors and subcontractors retained at the Property by Tenant to perform any work or services shall be signatory to a union collective bargaining agreement.

2.

Restricted Persons. Tenant is and will remain in compliance with the requirements of Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) (the “Order’’) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Tenant:

(a) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(b) has not been determined by competent authority to be subject to the prohibitions contained in the Orders;

(c) is not and will not become owned or controlled by, nor act for or on behalf of, any person or entity on the Lists or any other person or entity that has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(d) is not knowingly engaged in, and will not knowingly engage in, any dealings or transactions or be otherwise associated with such persons or entities on the Lists or that has been determined by competent authority to be subject to the prohibitions contained in the Orders; and

(e) agrees to cooperate with Landlord in providing such additional information and documentation on Tenant’s legal or beneficial ownership, policies, procedures and sources of funds as Landlord reasonably deems necessary or prudent solely to enable it to comply with Orders or anti-money laundering laws as now in existence or hereafter amended.

Any breach or violation of this Section 22.2 shall, at Landlord’s option, constitute an Event of Default by Tenant under this Lease.

3.	Telecommunications.

(a) Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative vendor service companies, shall have no right of access to or within the Building or the Property for the installation or operation of telecommunications services or systems, including, but not limited to, voice, video, data, and other telecommunications services provided over wire, fiber optic, microwave, wireless, or any other transmission system, for all or part of Tenant’s telecommunications within the Building and from the Building or the Property to any other location without Landlord’s prior written consent, which Landlord may withhold in its reasonable discretion.

(b) If Landlord consents in writing to the installation of any cabling and/or wires, then Tenant shall be responsible for ensuring that any such cabling and/or wiring is properly labeled. Tenant acknowledges and agrees that the following terms and conditions shall apply to the same:

(i) No later than the tenth (10th) day after the expiration or sooner termination of the Lease, Landlord may elect by written Notice to Tenant (the “Election Right”) to:

1) Retain any or all wiring, cables, risers, and similar installations appurtenant thereto installed by Tenant in the risers of the Building (the “Wiring”);

2) Remove any or all such Wiring and restore the Premises and risers to their condition existing prior to the installation of the Wiring (the “Wire Restoration Work”). Landlord shall perform such Wire Restoration Work at Tenant’s sole cost and expense; or

3) Require Tenant to perform the Wire Restoration Work at Tenant’s sole cost and expense.

(b) If Landlord elects to retain the Wiring, Tenant covenants that:

(i) Tenant shall convey good title to such Wiring, Tenant shall have good right to surrender such Wiring, and such Wiring shall be free of all liens and encumbrances; and

(ii) All wiring shall be left in good condition, working order, properly labeled at each ·end and in each telecommunications/electrical closet and junction box, and in safe condition.

(c) Notwithstanding anything to the contrary in Section 4.6, Landlord may retain Tenant’s Security Deposit after the expiration or sooner termination of this Lease until the earliest of the following events:

(i) Landlord elects to retain the Wiring;

(ii) Landlord elects to perform the Wire Restoration Work, the Wire Restoration Work is complete, and Tenant has fully reimbursed Landlord for all costs related thereto; or

(iii) Landlord elects to require Tenant to perform the Wire Restoration Work, the Wire Restoration Work is complete, and Tenant has paid for all costs related thereto.

(d) If Tenant fails or refuses to pay all costs of the Wire Restoration Work within thirty (30) days after Tenant’s receipt of Landlord’s Notice requesting Tenant’s reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant’s Security Deposit toward the payment of such unpaid costs relative to the Wire Restoration Work.

(e) The retention or application of the Security Deposit as provided in this Section 22.3 does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under this Lease, at law, or in equity.

(f) The provisions of this Section 22.3 shall survive the expiration or sooner termination of this lease.

2.

Right of First Offer. So long as Tenant is not then in default under this Lease beyond any applicable notice and cure period, Tenant shall have the First Right of Offer on any available space in the Building. Landlord shall deliver Notice of the availability of such space to Tenant. Tenant shall have option to exercise such right by delivering Notice containing Tenant’s offer to lease the available space, including monthly rent, length of term and other material business points, to Landlord within ten (10) days of receipt of Landlord’s Notice. If Landlord does not respond to Tenant’s offer within five (5) days, such offer shall be deemed automatically rejected.

3.

Right of First Refusal. So long as Tenant is not then in default under this Lease beyond any applicable notice and cure period, Tenant shall have a one-time Right of First Refusal as to Suite 202 subject to the following terms:

(a) Landlord shall provide Tenant notice of any bona-fide good faith third- party offer to lease received for Suite 202 and Tenant shall have ten (10) days to accept or reject the same.

(b) If Tenant accepts the terms of the offer, Landlord and Tenant shall execute an amendment to this Lease within twenty (20) days of such exercise of Tenant’s right of first refusal.

(c) If Tenant does not accept the offer, Landlord shall have the right to enter into a lease of Suite 202 with the third party; provided, however, that if Landlord does not enter into such lease within sixty (60) days, or if the economic terms of the lease of Suite 202 would differ materially from the initial offer, Tenant shall again have a right of first refusal on Suite 202. For purposes of this Section 22.5(c), the economic terms of the offer shall be deemed to differ materially from the initial offer if they result in a ten percent (10%) decrease in aggregate economic value to Landlord.

ARTICLE XXIII

CALIFORNIA REQUIRED DISCLOSURES

For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

[Signatures to appear on the following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date of this Lease.

LANDLORD: GZI First North 1, LLC, a Delaware limited liability company

BY: /s/ Ming Lin		DATE: 9/03/2021
Name:	Ming Lin
Its:	Managing Member

TENANT: Eargo Inc., a Delaware corporation

BY: /s/ Adam Laponis		DATE: 9/03/2021

Name:	Adam Laponis
Its:	Vice President Finance